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                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          FIRST MIDWEST BANCORP, INC.,

                     FIRST MIDWEST ACQUISITION CORPORATION

                                      AND

                       HERITAGE FINANCIAL SERVICES, INC.



                                January 14, 1998
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                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 14th day of January, 1998, by and among FIRST MIDWEST BANCORP, INC., a Delaware corporation ("Acquiror"), HERITAGE FINANCIAL SERVICES, INC., an Illinois corporation ("Heritage"), and FIRST MIDWEST ACQUISITION CORPORATION, an Illinois corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Corp").

                                    RECITALS

          A. The parties hereto desire to effect a reorganization whereby Acquiror desires to acquire control of Heritage through the merger (the "Merger") of Heritage with and into Acquisition Corp with Acquisition Corp being the surviving corporation (the "Surviving Corporation").

          B. Pursuant to the terms of this Agreement, each common share of Heritage, no par value per share ("Heritage Common Stock"), issued and outstanding at the time of the closing of the Merger (the "Closing") shall be converted into the right to receive the number of common shares of Acquiror, $0.01 par value per share ("Acquiror Common Stock"), as provided in Section 3.2, and each outstanding common share of Acquisition Corp shall be converted into and thereafter represent one common share of the Surviving Corporation, $0.01 par value per share.

          C. Pursuant to the terms of this Agreement, at the time of the Closing each then-outstanding right to acquire shares of Heritage Common Stock shall be converted into the right to acquire shares of Acquiror Common Stock.

          D. The parties desire to effect the Merger as a "pooling of interests" for accounting purposes and as a tax-free "reorganization" under
Section 368 of the Code.

                                   AGREEMENTS

          In consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

                  (a) "Affiliate" means with respect to:

                      (i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more
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members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and

                  (ii) a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Affiliate of any individual described in clause (B) or (C) of this subsection (ii).

          (b) "Applicable Contract" means any Contract: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

          (c) "Bank" means Heritage Bank, an Illinois state bank with its main office located in Blue Island, Illinois, and a wholly-owned subsidiary of Heritage.

          (d) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to be received by such Person under this Agreement and the Contemplated Transactions.

          (e) "Breach" means with respect to a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement: (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision; or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          (f) "Business Day" means any day except Saturday, Sunday and any day on which the Bank is authorized or required by law or other government action to close.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the merger of Heritage and Acquisition Corp; (ii) the performance by

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Acquiror, Acquisition Corp and Heritage of their respective covenants and obligations under this Agreement; (iii) Acquiror's acquisition of control of Heritage and all of Heritage's Subsidiaries; (iv) Acquiror's issuance of registered shares of Acquiror Common Stock in exchange for shares of Heritage Common Stock; (v) the merger of the Bank, the Trust Bank and the Trust Company into Subsidiaries of the Acquiror following the Effective Time, as contemplated in Section 3.6; and (vi) approval by Acquiror's stockholders of an amendment to Acquiror's certificate of incorporation increasing the number of authorized shares of Acquiror Common Stock to not less than 60,000,000 shares.

          (i) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding.

          (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Family" means with respect to an individual: (i) the individual;
(ii) the individual's spouse and former spouses; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual.

          (m) "Heritage Stock Option Plan" means any of the Heritage Employee Benefit Plans under which Heritage grants options to purchase shares of Heritage Common Stock.

          (n) "Knowledge" with respect to:

                  (i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; and

                  (ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          (o) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          (p) "Material Adverse Effect" with respect to a Person (other than an individual) means a material adverse effect on the consolidated financial condition, assets or business of such Person and its Subsidiaries, if any, provided, however, that with respect to a party to this Agreement, means, to the extent the effect is quantifiable, any Material Adverse Effect that would cause or would reasonably be likely to cause such party to reduce its consolidated stockholders' equity by more than

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$3,000,000 in the case of Heritage and $8,400,000 in the case of First Midwest.

          (q) "Material Interest" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

          (r) "Merger" means the merger of Acquisition Corp and Heritage provided for in this Agreement.

          (s) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

          (t) "Ordinary Course of Business" shall include any action taken by a Person only if such action:

                  (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution or purchases or sales of loan pools; and

                  (iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          (u) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

          (v) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

          (w) "Regulatory Authorities" means any federal, state or local governmental body, agency or authority which under applicable statutes and regulations: (i) has supervisory, judicial, administrative, police, taxing or other power or authority over Heritage or Acquiror or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith, including in any case,

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the Securities and Exchange Commission (the "SEC"), the Board of Governors of
the Federal Reserve System (the "Federal Reserve") and the Office of the Commissioner of Banks and Real Estate of the State of Illinois (the "Commissioner").

          (x) "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          (y) "Securities Act" means the Securities Act of 1933, as amended.

          (z) "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests representing 10% or more of the power of that corporation's voting stock or other equity interests or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

          (aa) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          (bb) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (cc) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

          (dd) "Trust Bank" means the First National Bank of Lockport, a national banking association with business limited to the operation of a trust department and an insurance agency business and activities incidental thereto, with its main office located in Monee, Illinois, and a wholly owned-subsidiary of Heritage.

          (ee) "Trust Company" means Heritage Trust Company, an Illinois trust company with its main office located in Tinley Park, Illinois, and a wholly-owned subsidiary of Heritage.

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     Section 1.2 Principles of Construction. (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply:
(i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Blue Island, Illinois time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

          (b) The Schedules of each of Heritage and Acquiror referred to in this Agreement shall consist of the information, agreements and other documentation described and referred to in this Agreement as being included in the Schedules with respect to such party, which Schedules were delivered by each of Heritage and Acquiror to the other not less than one calendar day before the date of this Agreement. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

          (c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States, consistently applied.

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                                   ARTICLE 2

                                   THE MERGER

          Section 2.1 Manner of Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Heritage shall be merged with and into Acquisition Corp pursuant to the provisions of, and with the effect provided in, the Illinois Business Corporation Act of 1983, as amended (the "Illinois BCA"), and Acquisition Corp shall be the corporation resulting from such merger (the "Surviving Corporation"). As a result of the Merger, each share of Heritage Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined below), will be converted into the right to receive the number of shares of Acquiror Common Stock as provided in Section 3.2. Each right to acquire shares of Heritage Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to acquire shares of Acquiror Common Stock as provided in Section 6.12. The parties agree that they will cooperate and restructure the method of the Merger so as to prevent the recognition of the deferred inter-company tax liability relating to the purchase and assumption transaction consummated by the Bank and the Trust Bank, provided, however, that any such restructuring shall have no adverse effect on the consideration to be received pursuant to the terms of this Agreement by, or the tax effect on, holders of Heritage Common Stock.

          Section 2.2 Effect of Merger. (a) At the Effective Time, Heritage shall be merged with and into Acquisition Corp and Acquisition Corp shall be the Surviving Corporation. Heritage and Acquisition Corp are sometimes referred to collectively herein as the "Merging Corporations."

               (b) Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, as of a public or a private nature, of each of the Merging Corporations, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Merging Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of such corporations shall not revert or be in any way impaired by reason of the Merger. Upon the terms and subject to the conditions of this Agreement, the Surviving Corporation shall assume and thenceforth be responsible and liable for all the liabilities and obligations (including all obligations of indemnification, if any) of each of the Merging Corporations, and any claim existing or action or proceeding pending by or against any of the Merging Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither rights of creditors nor any liens upon the property of any of the Merging Corporations shall be impaired by the Merger.

          Section 2.3 Articles of Incorporation. From and after the Effective Time and until amended as provided by law, the articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Acquisition Corp as in effect immediately prior to the Effective Time.

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          Section 2.4 Bylaws. From and after the Effective Time and until amended as provided by law, the bylaws of the Surviving Corporation shall be the bylaws of Acquisition Corp as in effect immediately prior to the Effective Time.

          Section 2.5 Directors and Officers. The directors and officers of Acquisition Corp immediately prior to the Effective Time shall serve as the directors and officers of the Surviving Corporation until their successors shall have been elected or appointed and shall have qualified in accordance with the Illinois BCA and the articles of incorporation and bylaws of the Surviving Corporation.

          Section 2.6 Closing. (a) The closing of the Merger (the "Closing") shall occur at the offices of Hinshaw & Culbertson, at 222 N. LaSalle Street, Chicago, Illinois, on a date which is mutually acceptable to Acquiror and Heritage, but if they fail to agree, at 10:00 a.m. on the date which is 30 calendar days after the latest to occur of the receipt of all required approvals or consents of the Regulatory Authorities for the Contemplated Transactions, the expiration of all statutory waiting periods relating to such regulatory approvals and the receipt of the approvals of the shareholders of Heritage and the stockholders of Acquiror, or at such other time and place as Acquiror and Heritage may agree in writing (the "Closing Date"). Subject to the provisions of
Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

               (b) The parties hereto agree to file on the Closing Date appropriate articles of merger, as contemplated by Section 11.25 of the Illinois BCA, with the Secretary of State of the State of Illinois. The Merger shall be effective upon the close of business on the day when a certificate of merger has been issued by the Secretary of State of the State of Illinois (the "Effective Time").

          Section 2.7 Acquiror's Deliveries at Closing. At the Closing, Acquiror shall deliver the following items to Heritage:

               (a) evidence of the delivery by Acquiror or its agents to the Exchange Agent (as defined below) of:

                     (i) certificates representing the number of shares of Acquiror Common Stock to be issued in exchange for the shares of Heritage Common Stock pursuant to the terms of this Agreement; and

                     (ii) an aggregate amount of cash equal to the total fractional shares of Acquiror Common Stock which former holders of Heritage Common Stock would be entitled to receive;

               (b) a good standing certificate for Acquiror issued by each of the Secretary of State of the States of Delaware and Illinois, and dated in each case not more than ten Business Days prior to the Closing Date, as defined below;

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               (c) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Illinois, and dated not more than ten Business Days prior to the Closing Date;

               (d) a copy of the certificate of incorporation of Acquiror certified not more than ten Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

               (e) a copy of the articles of incorporation of Acquisition Corp certified not more that ten Business Days prior to the Closing Date by the Secretary of State of the State of Illinois;

               (f) a certificate of the Secretary or any Assistant Secretary of Acquiror dated the Closing Date certifying a copy of the bylaws of Acquiror;

               (g) copies of resolutions of the board of directors and stockholders of Acquiror authorizing and approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Acquiror;

               (h) a certificate of the Secretary or any Assistant Secretary of Acquisition Corp dated the Closing Date certifying a copy of the bylaws of Acquisition Corp;

               (i) a certificate executed by the President of Acquiror dated the Closing Date stating that: (i) all of the representations and warranties of Acquiror set forth in this Agreement are true and correct in all material respects with the same force and effect as if all of such representations and warranties were made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date and giving full effect to any supplements that were delivered by Acquiror to Heritage prior to the Closing Date in accordance with Section 7.8; and (ii) Acquiror has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by Acquiror under the terms of this Agreement on or prior to the Closing Date;

               (j) a legal opinion of Acquiror's counsel dated the Closing Date to the effect set forth in Exhibit A attached hereto; and

               (k) such other documents as Heritage may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Heritage and its counsel.

          Section 2.8 Heritage's Deliveries at Closing. At the Closing, Heritage shall deliver the following items to Acquiror:

               (a) a good standing certificate for Heritage issued by the Secretary of State of the State of Illinois and dated not more than ten Business Days prior to the Closing Date;

               (b) a copy of the articles of incorporation of Heritage certified not more than ten

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Business Days prior to the Closing Date by the Secretary of State of the State
of Illinois;

               (c) a certificate of the Secretary or any Assistant Secretary of Heritage dated the Closing Date certifying a copy of the bylaws of Heritage;

               (d) copies of resolutions of the board of directors and shareholders of Heritage authorizing and approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of Heritage;

               (e) a good standing certificate for the Bank issued by the Commissioner dated not more than ten Business Days prior to the Closing Date;

               (f) a copy of the charter of the Bank certified by the Commissioner not more than ten Business Days prior to the Closing Date;

               (g) a certificate of the Secretary of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank and stating that there have been no further amendments to the charter of the Bank delivered pursuant to subsection (f) of this Section;

               (h) a good standing certificate for the Trust Company issued by the Secretary of State of the State of Illinois dated not more than ten Business Days prior to the Closing Date;

               (i) a copy of the articles of incorporation of the Trust Company certified by the Secretary of State of the State of Illinois not more than ten Business Days prior to the Closing Date;

               (j) a certificate of the Secretary of the Trust Company dated the Closing Date certifying a copy of the bylaws of the Trust Company and stating that there have been no further amendments to the articles of incorporation of the Trust Company delivered pursuant to subsection (i) of this Section;

               (k) a good standing certificate for the Trust Bank issued by the Office of the Comptroller of the Currency (the "OCC") dated not more than ten Business Days prior to the Closing Date;

               (l) a copy of the articles of association of the Trust Bank certified by the OCC not more than ten Business Days prior to the Closing Date;

               (m) a certificate of the Secretary of the Trust Bank dated the Closing Date certifying a copy of the bylaws of the Trust Bank and stating that there have been no further amendments to the articles of association of the Trust Bank delivered pursuant to subsection (l) of this Section;

               (n) a certificate executed by the President of Heritage stating that: (i) all of the representations and warranties of Heritage set forth in this Agreement are true and correct in all material respects with the same force and effect as if all of such representations and warranties were

                                      10
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made at the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct and as of such earlier date and giving full effect to any supplements that were delivered by Heritage to Acquiror prior to the Closing Date in accordance with Section 6.6; and (ii) Heritage has performed and complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date;

               (o) a list of Heritage's shareholders as of three Business Days prior to the Closing Date certified by the Secretary or any Assistant Secretary of Heritage;

               (p) a legal opinion of Heritage's counsel dated the Closing Date and to the effect set forth in Exhibit B; and

               (q) such other documents as Acquiror may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Acquiror and its counsel.

                                   ARTICLE 3

                      TREATMENT OF AND PAYMENT FOR SHARES

          Section 3.1 Treatment of Acquisition Corp Stock. Each common share, $.01 par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time, shall be unaffected by the Merger and shall thereafter represent all of the issued and outstanding stock of the Surviving Corporation.

          Section 3.2 Treatment of Heritage Common Stock. The conversion of each issued and outstanding share of Heritage Common Stock into the right to receive Acquiror Common Stock shall be governed by the provisions of this Section, and the replacement of each outstanding right to acquire shares of Heritage Common Stock with the right to acquire shares of Acquiror Common Stock shall be governed by the provisions of Section 6.12.

               (a) Each share of Heritage Common Stock which is issued and outstanding immediately prior to the Effective Time (other than shares of Heritage Common Stock held in the treasury of Heritage or held by Acquiror, which shares shall be cancelled, and shares held by persons seeking appraisal rights under the provisions of Sections 11.65 and 11.70 of the Illinois BCA) shall be converted into and represent the right to receive 0.7695 shares of Acquiror Common Stock (the "Exchange Ratio"). Pursuant to the First Midwest Shareholder Rights Plan, which was adopted on February 15, 1989, and amended on November 15, 1995 and June 18, 1997 (the "Rights Plan"), each share of Acquiror Common Stock issued pursuant to this Section 3.2(a) shall be accompanied by a Right (as defined in the Rights Plan).

               (b) Heritage shall not be obligated to consummate the Merger when both of the following conditions exist:

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                  (i) the Acquiror Common Stock Price Per Share (as defined
below) is less than $33.90 (the "Lower Limit"); and

                  (ii) the percentage determined by dividing the Acquiror Common Stock Price Per Share by $42.37 (the "Acquiror Base Price Per Share") is more than 20 percentage points less than the percentage determined by dividing the Aggregate Price Per Share of the Comparison Stocks (as defined below) for each of the ten trading days immediately preceding the fifth trading day prior to the Closing Date (the "Pricing Period") by the Aggregate Price Per Share of the Comparison Stocks as of the date of this Agreement ("Comparison Stocks Base Price Per Share").

          (c) The "Acquiror Common Stock Price Per Share" shall be the dollar amount equal to the volume weighted average price of all transactions for Acquiror Common Stock as reported on the Nasdaq Stock Market for the Pricing Period. The "Aggregate Price Per Share of the Comparison Stocks" means the weighted average of the closing prices of all of the Comparison Stocks as reported in the Wall Street Journal (or an equivalent source) for each day in question.

          (d) The "Comparison Stocks" mean the most widely held class of common stock of each of the following corporations listed below, the common stock of which is publicly traded and as to which there shall not have been, between the date of this Agreement and the end of the Pricing Period, a publicly announced proposed merger, acquisition or business combination of such corporation or a tender offer, exchange offer or other transaction involving the acquisition of such corporation or the publicly announced proposed merger, acquisiton or business combination by such corporation involving the acquisition of another company or companies in transactions with an aggregate value exceeding 20% of the acquiring corporation's market capitalization as of the date of this Agreement. In the event that common stock of any such corporation ceases to be publicly traded or any such announcement is made, as described above, with respect to any such corporation, such corporation shall be removed from the Comparison Stocks, and the weights (which have been determined based on the publicly reported number of outstanding shares of common stock on the date of this Agreement) redistributed proportionately for purposes of determining the Aggregate Price Per Share of the Comparison Stocks as of the date of this Agreement and during the Pricing Period. Further, if any of the corporations comprising the Comparison Stocks declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange or shares or similar transaction between the date of the Agreement and the end of the Pricing Period, the price for the common stock of such corporation shall be appropriately adjusted for the purposes of applying this Section 3.2(d).

                         Corporation                 Weighting (%)
                         -----------                 -------------
                 First Citizens BancShares              6.58

                 UMB Financial Corp.                    5.33

                 Old National Bancorp                   6.36

                 Valley National Bancorp                7.71

                 Cullen/Frost Bankers Inc.              6.16

                 One Valley Bancorp Inc.                5.05

                 Citizens Banking Corp.                 4.28

                 Fulton Financial Corp.                 6.36

                 Whitney Holding Corp.                  5.61

                 BancorpSouth Inc.                      4.88

                 Commerce Bancorp Inc.                  3.59

                 AMCORE Financial Inc.                  3.26

                 Banknorth Group Inc.                   2.37

                 First Commonwealth Financial           3.23

                 United Bankshares Inc.                 3.52

                 F&M National Corp.                     3.31

                 Hancock Holding Co.                    3.28

                 TrustCo Bank Corp. of NY               3.19

                 Park National Corp.                    4.41

                 Corus Bankshares Inc.                  2.96

                 Mid Am Inc.                            3.32

                 Firstbank of Illinois Co.              2.87

                 Chittenden Corp.                       2.37


          (e) If the conditions set forth in Section 3.2(b) exist, Heritage may, at its sole option: (i) terminate this Agreement; (ii) renegotiate with Acquiror over the payment terms described herein; or (iii) proceed with the Merger pursuant to the terms of this Agreement. If Heritage elects to exercise this termination right, it will give prompt written notice to Acquiror as of the close of business on the second Business Day after the end of the Pricing Period.

          (f) After the Effective Time, no holder of Heritage Common Stock which is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such Heritage Common Stock except to receive shares of Acquiror Common Stock for the shares of Heritage Common Stock converted as provided in this Section, or to receive payment for such shares of Heritage Common Stock in the manner and to the extent provided in Sections 11.65 and
11.70 of the Illinois BCA.

     Section 3.3 Adjustments. The Exchange Ratio and related amounts and related computations described in Section 3.2 shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

          (a) If Acquiror declares a stock dividend, stock split or other general distribution of Acquiror Common Stock to holders of Acquiror Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split or distribution occurs after the date of this Agreement or at any time through and including the last day of the Pricing Period, then the Lower Limit, Acquiror Base Price Per Share and, if necessary, the Acquiror Stock Price Per Share, shall be adjusted by multiplying them by that ratio (i) the numerator of which shall be the total number of shares of Acquiror Common Stock outstanding immediately prior to such dividend, split, or distribution, and (ii) the denominator of which shall be the total number of shares of Acquiror Common Stock outstanding immediately after such dividend, split or distribution.

          (b) If Acquiror declares a stock dividend, stock split or other general distribution of Acquiror Common Stock to holders of Acquiror Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split or distribution occurs at any time after the date of this Agreement and prior to the Closing, then the Exchange Ratio shall be adjusted by multiplying them by that ratio (i) the numerator of which shall be the total number of shares of Acquiror Common Stock outstanding immediately after such dividend, split or distribution, and (ii) the denominator of which shall be the total number of shares of Acquiror Common Stock outstanding immediately prior to such dividend, split, or distribution.

          (c) Acquiror and Heritage agree not to convene the Closing at any time which would result in there being an ex-dividend or ex-distribution date for any transaction described in Section 3.3(a) during the Pricing Period.

          (d) If prior to the last day of the Pricing Period there occurs with respect to one or more of the Comparison Stocks any stock dividend, stock split, distribution of stock with respect to stock or similar transactions changing the number and value of issued and outstanding shares of that stock, then an adjustment shall be made to the price of that Comparison Stock that was used in computing the Comparison Stocks Base Price Per Share in the manner of the adjustment described in Section 3.3(a) (unless such transaction results in excluding that Comparison Stock from the definition of "Comparison Stocks").

          (e) Notwithstanding the foregoing subsections of this Section 3.3, no adjustment shall be made to the Exchange Ratio, the Lower Limit or the Acquiror Base Price Per Share in the event of the issuance of additional shares of Acquiror Common Stock pursuant to the grant or sale of shares to, or for the account of, employees of Acquiror pursuant to Acquiror's (i) stock option, (ii) qualified and non-qualified retirement and (iii) dividend reinvestment plans.

          (f) Notwithstanding the other provisions of this Section 3.3, no adjustment shall be made to the Exchange Ratio, the Lower Limit or the Acquiror Base Price Per Share in the event of the issuance of additional shares of Acquiror Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets for consideration which the Board of Directors, or a duly authorized committee of the Board of Directors, of Acquiror in its reasonable business judgment determines to be fair and reasonable.

          (g) Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section 3.3, nothing contained in this Agreement is intended to preclude Acquiror from amending its restated certificate of incorporation to change its capital structure or from issuing additional shares of Acquiror Common Stock, preferred stock, shares of other capital stock or securities which are convertible into shares of capital stock.

          (h) In the event that the number of shares of Heritage Common Stock outstanding is greater than 12,090,402 for any reason whatsoever (whether such increase constitutes a breach of this Agreement), other than as a result of the exercise of Heritage Stock Options identified in Section 6.12, then the Exchange Ratio shall be adjusted to that ratio determined by multiplying the Exchange Ratio by a fraction (i) the numerator of which shall be 12,090,402 (the total number of shares of Heritage Common Stock outstanding as of the date of this Agreement), and (ii) the denominator of which shall be the total number of shares of Heritage Common Stock outstanding as of the Effective Time of the Merger, excluding not more than 548,336 shares, if any, issued after the date of this Agreement upon exercise of Heritage Stock Options identified in Section 6.12.

     Section 3.4    Steps of Transaction.

          (a) No later than ten Business Days after the date of the special and/or annual meeting of shareholders (the "Meeting Date") to be held pursuant to Section 6.10 (the "Heritage Special Meeting"), Acquiror shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of Heritage Common Stock (the "Certificates") transmittal materials for use in surrendering such Certificates in exchange for certificates representing shares of Acquiror Common Stock (the Certificates with all properly completed transmittal materials, collectively referred to as the "Transmittal Materials"). The instructions for completion of the Transmittal Materials shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or a lost certificate affidavit and/or indemnity bond in a form or forms reasonably acceptable to Acquiror). Pursuant to the terms of an exchange agent agreement in the form of Exhibit C, the parties hereto agree to appoint American Securities Transfer & Trust, Inc., Lakewood, Colorado, as exchange agent (the "Exchange Agent"), for the parties to effect the surrender of the Certificates in exchange for Acquiror Common Stock. Acquiror shall use all reasonable efforts to mail or cause to be mailed the appropriate transmittal materials to all persons who become holders of Heritage Common Stock subsequent to the Meeting Date and no later than the close of business on the Business Day which is ten Business Days prior to the Closing Date.

          (b) The Exchange Agent may, in the exercise of its reasonable discretion, disregard any defects in Transmittal Materials submitted to it that it determines are immaterial. Acquiror shall cause the Exchange Agent to use its Best Efforts promptly to notify any person of any defect in Transmittal Materials submitted to the Exchange Agent. Acquiror and Heritage or their duly authorized Representatives shall make and approve all computations contemplated by Section 3.2, and all such computations shall be conclusive and binding on the Exchange Agent.

          (c) As promptly as practicable, but in no event later than five Business Days after the submission by a holder of Heritage Common Stock of all necessary Transmittal Materials (but in no event earlier than five Business Days after the Effective Time), Acquiror shall cause the Exchange Agent to deliver to each such holder certificates representing the number of whole shares of Acquiror Common Stock into which the shares of Heritage Common Stock represented by the Certificates so surrendered were converted, plus cash as hereinafter provided for any fractional share of Acquiror Common Stock which such holder would have been entitled to receive.

          (d) As promptly as practicable, but in no event later than 60 days after the Effective Time, Acquiror shall send to each holder of record of Heritage Common Stock immediately prior to the Effective Time who has not previously submitted his or her Certificates, additional transmittal materials for use in surrendering such Certificates to the Exchange Agent.

          (e) No dividends or other distributions declared after the Effective Time with respect to Acquiror Common Stock which are payable to shareholders of record of Acquiror after the Effective Time shall be paid to a shareholder of Heritage who is entitled to receive shares of Acquiror Common Stock pursuant to this Agreement and who holds any unsurrendered Certificate with respect to Acquiror Common Stock represented thereby, until such shareholder shall surrender such Certificate (or an appropriate lost certificate affidavit and/or indemnity bond). Until so surrendered and exchanged, each such outstanding Certificate shall for all purposes, other than the payment of dividends or other distributions, if any, to holders of record of shares of Acquiror Common Stock, represent the shares of Acquiror Common Stock into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of the Certificate, the amount, without interest thereon, of such dividends and other distributions, if any, which theretofore have become payable with respect to the number of whole shares of Acquiror Common Stock represented by such Certificate.

          (f) No fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates; no dividend or distribution of Acquiror shall relate to any fractional share interest; and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Acquiror. Instead, each holder of shares of Heritage Common Stock who has a fractional interest in shares of Acquiror Common Stock arising upon the conversion or exchange of shares of Heritage Common Stock for Acquiror Common Stock shall, at the time of surrender of the Certificates theretofore representing Heritage Common Stock, be paid by Acquiror an amount in cash, without interest, determined by multiplying such fractional share of Acquiror Common Stock by the Acquiror Base Price Per Share.

          (g) All rights to receive shares of Acquiror Common Stock into and for which shares of Heritage Common Stock shall have been converted and exchanged pursuant to this Agreement, shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such converted and exchanged shares of Heritage Common Stock.

          (h) If any certificate representing shares of Acquiror Common Stock is to be issued in the name of a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer.

     Section 3.5 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to Heritage shareholders pursuant to the Illinois BCA, any shares held by a person who objects to the Merger, whose shares either were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the Illinois BCA concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Dissenting Shares") shall not be converted pursuant to Section 3.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the Illinois BCA; provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Illinois BCA, shall be deemed to be converted, as of the Effective Time, into the right to receive Acquiror Common Stock as provided in this Article.

     Section 3.6 Merger of Heritage Subsidiaries. The parties understand that it is the present intention of Acquiror to merge the Bank, the Trust Bank and the Trust Company at or after the Effective Time into one or more of Acquiror's Subsidiaries. Heritage shall take all such actions as are reasonably requested by Acquiror so that Acquiror may accomplish such mergers as aforesaid, provided, however, that: (a) any such merger will be effective no earlier than the Effective Time; (b) none of Acquiror's actions in connection with any such merger will unreasonably interfere with any of the operations of Heritage or any of its Subsidiaries prior to the Effective Time; (c) none of Heritage or any of its Subsidiaries will be required to take any irrevocable action prior to the Closing in connection with any such merger; and (d) no action taken or caused to be taken by Heritage or any of its Subsidiaries pursuant to this Section will result in any unreimbursed cost or expense to Heritage or any of its Subsidiaries. Nothing contained in this Section is intended to impose an obligation on Heritage or any of its Subsidiaries to alter the manner in which they conduct their respective businesses.

                                 ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF HERITAGE

          Heritage hereby represents and warrants to Acquiror as follows:

          Section 4.1 Heritage Organization. Heritage: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Heritage; (b) is registered with the Federal Reserve as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"); (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted; and (d) except as set forth on Schedule 4.1, owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the issued and outstanding stock of the Bank, the Trust Company and the Trust Bank.

          Section 4.2 Bank Organization. The Bank is an Illinois state bank duly organized, validly existing and in good standing under the laws of the State of Illinois and is not required to qualify to do business in any other jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Heritage. The Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, the deposits of which are insured to the extent allowed by applicable law by the FDIC under the Bank Insurance Fund or the Savings and Loan Insurance Fund. The copies of the charter and bylaws of the Bank and all amendments thereto are substantially complete and correct and set forth on
Schedule 4.2.

          Section 4.3 Trust Company and Trust Bank Organization. (a) The Trust Company is an Illinois trust company duly organized, validly existing and in good standing under the laws of the State of Illinois and is not required to qualify to do business in any other jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Heritage. The Trust Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the articles of incorporation and bylaws of the Trust Company and all amendments thereto are complete and correct and set forth on Schedule 4.3(a).

              (b) The Trust Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is not required to qualify to do business in any other jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Heritage. The Trust Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the articles of association and bylaws of the Trust Bank and all amendments thereto are substantially complete and correct and set forth on Schedule 4.3(b).

     Section 4.4 Authorization; Enforceability. (a) Heritage has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Stock Option Agreement (as defined below). The execution, delivery and performance of this Agreement and the Stock Option Agreement by Heritage, and the consummation by it of its obligations under this Agreement and the Stock Option Agreement, have been authorized by all necessary corporate action (except for approval by the shareholders of Heritage), and this Agreement, subject to the receipt of such shareholder approval and all required regulatory approvals, constitutes a legal, valid and binding obligation of Heritage enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

          (b) Except as set forth on Schedule 4.4 and except for ordinary corporate requirements, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation or any provision contained in the articles of incorporation or bylaws of Heritage: (i) prohibits or restricts Heritage's ability to perform its obligations under this Agreement or the Stock Option Agreement, or its ability to consummate the transactions contemplated hereby and thereby; (ii) would have the effect of invalidating or voiding this Agreement or the Stock Option Agreement, or any provision hereof or thereof; or
(iii) would subject Acquiror to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or the Stock Option Agreement. Not less than 66-2/3% of the members of the Board of Directors of Heritage has approved the execution of this Agreement and the Stock Option Agreement.

     Section 4.5 No Conflict. Except as set forth on Schedule 4.5 and where the occurrence of any of the following would not reasonably be expected to have a Material Adverse Effect on Heritage, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions or the Stock Option Agreement will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with, or result in a violation of any provision of the articles of incorporation or charter, and the bylaws, of Heritage or any of its Subsidiaries, or any resolution adopted by the board of directors or shareholders of Heritage or any of its Subsidiaries; (b) contravene, conflict with, or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Heritage or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the BHCA, the Illinois Bank Holding Company Act of 1957, as amended (the "IBHCA"), the Securities Act, the Exchange Act, the Illinois Banking Act (the "Illinois Act") and the Illinois BCA; (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract to which Heritage or any of its Subsidiaries is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by Heritage or any of its Subsidiaries. Except as contemplated by clause (b) of this Section and as set forth in Schedule 4.5, and except for notice to and the approval of Heritage's shareholders, neither Heritage nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          Section 4.6 Heritage Capitalization. The authorized capital stock of Heritage consists exclusively of: (a) 16,000,000 common shares, no par value per share, of which (i) 12,090,402 shares were duly issued and outstanding, fully paid and non-assessable; (ii) 548,336 shares (the "Heritage Stock Options") were issuable under the outstanding option agreements described on Schedule 4.6; and
(iii) 37,911 shares were held by Heritage as treasury stock, all as of December 31, 1997; and (b) 12,000,000 preferred shares, no par value per share, none of which shares is issued or outstanding. Except as set forth in this Section: (x) there are no unexpired or pending preemptive rights with respect to any shares of capital stock of Heritage; (y) there are no outstanding securities of Heritage which are convertible into or exchangeable for any shares of Heritage's capital stock; and (z) Heritage is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of Heritage. None of the shares of Heritage Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. Heritage does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except as set forth on Schedule 4.6.

          Section 4.7 Subsidiary Capitalization. The authorized capital stock of the Bank consists, and immediately prior to the Closing will consist, exclusively of 1,231,241 shares of capital stock, $5.00 par value per share, all of which shares are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable (the "Bank Shares"). The authorized capital stock of the Trust Company consists, and immediately prior to the Closing will consist, exclusively of 1,000 common shares, no par value per share, all of which shares are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable (the "Trust Company Shares"). The authorized capital stock of the Trust Bank consists, and immediately prior to the Closing will consist, exclusively of 20,000 shares of capital stock, $5.00 par value per share, all of which shares are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable (the "Trust Bank Shares," and collectively with the Bank Shares and the Trust Company Shares, the "Heritage Subsidiary Shares"). Except as set forth on
Schedule 4.7, Heritage is and will be on the Closing Date the record and beneficial owner of 100% of the Heritage Subsidiary Shares, free and clear of any lien or encumbrance whatsoever. The Heritage Subsidiary Shares are and will be on the Closing Date freely transferable and are and will be on the Closing Date subject to no claim of right except pursuant to this Agreement. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of Heritage's Subsidiaries. There are no outstanding securities of Heritage's Subsidiaries which are convertible into or exchangeable for any shares of the capital stock of any of Heritage's Subsidiaries, and none of Heritage's Subsidiaries is a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of any of Heritage's Subsidiaries. None of the Heritage Subsidiary Shares was issued in violation of any federal or state securities laws or any other Legal Requirement. None of Heritage's Subsidiaries owns or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except as set forth on Schedule 4.7.

          Section 4.8 Financial Statements and Reports. True, correct and complete copies of the following financial statements of Heritage are included in Schedule 4.8:

                  (a) for each of the years ended December 31, 1994, 1995 and 1996, Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Shareholders' Equity and Statements of Cash Flows, and the footnotes thereto; and

                  (b) for each of the quarters ended March 31, June 30 and September 30, 1997, the Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Shareholders' Equity and Statements of Cash Flows, and the footnotes thereto.

          The financial statements described in clause (a) above are audited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements described in clause (b) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to have a Material Adverse Effect on Heritage). Taken together, the financial statements described in clauses (a) and (b) above (collectively, the "Heritage Financial Statements") fairly and accurately present in all material respects the respective financial position, assets, liabilities and results of operations of Heritage and its Subsidiaries as at the respective dates of and for the periods referred to in the Heritage Financial Statements.

          Section 4.9 Books and Records. The books of account, minute books, stock record books and other records of Heritage and its Subsidiaries are complete and correct in all material respects, and have been maintained in accordance with sound business practices and all material applicable Legal Requirements, including the maintenance of any adequate system of internal controls. The minute books of Heritage and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of Heritage and its Subsidiaries, respectively. At the Closing, all of those books and records will be in the possession of Heritage or its Subsidiaries.

          Section 4.10 Title to Properties. Each of Heritage and its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which it purports to own and which it depreciates or amortizes for purposes of its federal Tax Returns (including other real estate owned), subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent Heritage Financial Statement or on Schedule 4.10; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the Heritage Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a Material Adverse Effect on Heritage. Each of Heritage and its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective material property leased by it. All buildings and structures owned by each of Heritage and its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except where any such encroachment would not reasonably be expected to have a Material Adverse Effect on Heritage.

          Section 4.11 Condition and Sufficiency of Assets. The material buildings, structures and equipment of Heritage and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. The buildings, structures and equipment of Heritage and its Subsidiaries are sufficient for the continued conduct of the business of Heritage and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

          Section 4.12 Undisclosed Liabilities; Adverse Changes. Except as set forth in Schedule 4.12, neither Heritage nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Heritage Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Since the date of the latest Heritage Financial Statement, no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on Heritage and no facts or circumstances have been discovered by Heritage from which it appears that there is a significant risk and reasonable probability that Heritage will suffer a Material Adverse Effect.

          Section 4.13 Taxes. (a) Each of Heritage and its Subsidiaries has duly filed or will duly file all Tax Returns required to be filed by it for all periods prior to the Closing Date, and each such Tax Return is complete and accurate in all material respects. Each of Heritage and its Subsidiaries has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Heritage or any of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, by setting up adequate reserves therefor, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no material claim or assessment pending or, to the Knowledge of Heritage, Threatened against Heritage or any of its Subsidiaries for any material Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by Heritage or any of its Subsidiaries is presently being conducted or, to the Knowledge of Heritage, Threatened by any Regulatory Authority. Heritage has delivered to Acquiror true, correct and complete copies of all Tax Returns previously filed by each of Heritage and its Subsidiaries and any tax examination reports and statements of deficiencies assessed or agreed to for any of Heritage or its Subsidiaries with respect to the last three fiscal years. Deferred taxes of

Heritage have been accounted for in accordance with generally accepted accounting principles. Neither Heritage nor any of its Subsidiaries is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to any Person other than Heritage or any of its Subsidiaries.

               (b) Except where any of the following would not reasonably be expected to result in a Material Adverse Effect on Heritage, each of Heritage and its Subsidiaries has withheld amounts from its employees, shareholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Schedule 4.13, has notified all employees, shareholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and has taken reasonable steps to insure that such employees, shareholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

     Section 4.14 Compliance With ERISA. (a) Except as set forth on Schedule 4.14, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by Heritage or any of its Subsidiaries or to which Heritage or any of its Subsidiaries contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on Heritage. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Heritage or any of its Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing, which amounts would be material to Heritage or its Subsidiaries. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to Heritage or any of its Subsidiaries under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if Heritage or any of its Subsidiaries withdrew from any such plan as of the Closing.

               (b) Except as set forth in Schedule 4.14, Heritage neither maintains nor has entered into any Heritage Employee Benefit Plan (as defined below) which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Heritage or any of its Subsidiaries or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Heritage or any of its Subsidiaries or of Acquiror as a result of the Contemplated Transactions or any related action thereafter. All payments and other compensation paid or payable by Heritage or any of its Subsidiaries under this Agreement, any Heritage Employee Benefit Plan or otherwise, to or for the benefit of any employee or director of Heritage or any of its Subsidiaries, are in compliance with all applicable rules, regulations and bulletins promulgated by the Federal Deposit Insurance Corporation.

       (c) Except as set forth in Schedule 4.14, each of the Heritage Employee Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Heritage Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Acquiror), and, to the Knowledge of Heritage, there exist no circumstances (other than circumstances caused by transactions contemplated in this Agreement or any related actions) likely to materially adversely affect the qualified status of any such Heritage Qualified Plan.

       (d) There is no pending or, to the Knowledge of Heritage, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Heritage Employee Benefit Plans (or with respect to the administration of any of such plans) now or heretofore maintained by Heritage or any of its Subsidiaries which allege violations of applicable state or federal law which are reasonably likely to result in a Material Adverse Effect on Heritage or any such plan.

       (e) Schedule 4.14 describes any obligation that Heritage or any of its Subsidiaries has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

       (f) Except as set forth in Schedule 4.14, all accrued contributions and other payments required to be made by Heritage to any Heritage Employee Benefit Plan through the Closing Date have been made or reserves adequate for such purposes have been set aside therefor and reflected on the Heritage Financial Statements.

       (g) Heritage has filed, and will continue to file in a timely manner, all returns/reports and etc. pertaining to each Heritage Employee Benefit plan with the Internal Revenue Service, the Pension Benefit Guaranty Corporation and the Department of Labor. All such filings, as amended, were and will be complete and accurate in all material respects.

     Section 4.15 Compliance With Legal Requirements. Each of Heritage and its Subsidiaries is, and at all times since January 1, 1994, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets where the failure to so comply had, or would reasonably be expected to have, a Material Adverse Effect on Heritage. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by Heritage or any of its Subsidiaries of, or a failure on the part of Heritage or any of its Subsidiaries to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of Heritage or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in either case of such clauses (a) or (b) above, that would reasonably be expected to have a Material Adverse Effect on Heritage. Except as set forth on Schedule 4.15, neither Heritage nor any of its Subsidiaries has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible, or potential obligation on the part of Heritage or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in either case of such clauses (x) or (y) above, that would reasonably be expected to have a Material Adverse Effect on Heritage.

     Section 4.16 Legal Proceedings; Orders. Schedule 4.16 is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of Heritage, Threatened against or affecting Heritage or any of its Subsidiaries or any of their respective assets or businesses or the Contemplated Transactions, during the past three years which had, or would reasonably be expected to have, a Material Adverse Effect on Heritage, and there is no fact known to Heritage which would provide a basis for any Proceeding or Order which could have such an effect. To the Knowledge of Heritage, no officer, director, agent, or employee of Heritage or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of Heritage or any of its Subsidiaries. Neither Heritage nor any of its Subsidiaries has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement to which Heritage or any of its Subsidiaries or any of their respective businesses or the assets owned or used by them, is or has been subject where such violation or failure would reasonably be expected to have a Material Adverse Effect on Heritage.

     Section 4.17 Absence of Certain Changes and Events. Except as set forth in Schedule 4.17, since December 31, 1996, each of Heritage and its Subsidiaries has conducted its business only in the Ordinary Course of Business and with respect to each there has not been any:

          (a) change in the authorized or issued capital stock (except as otherwise contemplated by this Agreement); grant of any stock option or right to purchase shares of capital stock of Heritage or its Subsidiaries (except pursuant to the Stock Option Agreement); issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by Heritage or any of its Subsidiaries of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of the capital stock of Heritage or any of its Subsidiaries (other than dividends paid by any of the Subsidiaries solely to Heritage);

          (b) amendment to the articles of incorporation, charter or bylaws of Heritage or any of the Subsidiaries (except as otherwise contemplated by this Agreement);

          (c) payment or increase by Heritage or any of its Subsidiaries of any bonuses, salaries or other compensation to any shareholder, director, officer or employee (except for periodic payments or increases in the Ordinary Course of Business or otherwise in accordance with past compensation practices) or entry by Heritage or any of its Subsidiaries into any employment, severance or similar Contract with any director, officer or employee;

          (d) adoption, material amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Heritage Employee Benefit Plan (as defined below);

          (e) damage to or destruction or loss of any asset or property of Heritage or any of its Subsidiaries not covered by insurance that had, or would reasonably be expected to have, a Material Adverse Effect on Heritage;

          (f) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement, or any material Contract (other than relating to a loan made by the Bank in the Ordinary Course of Business) or transaction involving a total remaining commitment by or to Heritage or any of its Subsidiaries of at least $800,000;

          (g) material change in any existing material lease of real or personal property;

          (h) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any material asset or property of Heritage or any of its Subsidiaries or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Heritage or any of its Subsidiaries except for tax and other liens which arise by operation of law and with respect to which payment is not past due, and except for pledges or liens:
(i) required to be granted in connection with the acceptance by the Bank of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the Ordinary Course of Business;

          (i) incurrence of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

          (j) cancellation or waiver of any claims or rights with a value to Heritage or any of its Subsidiaries in excess of $200,000 other than in the Ordinary Course of Business;

          (k) any investment in, or purchase of, a depreciable or amortizable capital asset exceeding $200,000, or aggregate investments of a capital nature exceeding $400,000 (other than in the Ordinary Course of Business);

          (l) except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

          (m) transaction for the borrowing or loaning of monies, other than in the Ordinary

Course of Business;

          (n) material change in the accounting methods used by Heritage or any of its Subsidiaries; or

          (o) agreement, whether oral or written, by Heritage or any of its Subsidiaries to do any of the foregoing.

    Section 4.18 Properties, Contracts, Employee Benefit Plans and Other Agreements. Schedule 4.18 lists or describes the following:

          (a) All real property owned by each of Heritage and its Subsidiaries and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which each of Heritage and its Subsidiaries is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of Heritage or its Subsidiaries;

          (b) each Applicable Contract (other than with respect to a loan made in the Ordinary Course of Business) that involves performance of services or delivery of goods or materials by Heritage or any of its Subsidiaries of an amount or value in excess of $100,000;

          (c) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Heritage or any of its Subsidiaries in excess of $100,000;

          (d) each lease, rental, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any personal property (except financing leases entered into in the Ordinary Course of Business, and except for personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

          (e) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, but not including any software commercially available from retail outlets (collectively, "Heritage Intellectual Property Assets"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Heritage Intellectual Property Assets of Heritage or any of its Subsidiaries;

          (f) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (g) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by Heritage or any of its Subsidiaries with any other Person;

          (h) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Heritage or any of its Subsidiaries or limit the freedom of Heritage or any of its Subsidiaries to engage in any line of business or to compete with any Person;

          (i) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (j) any employment agreement or arrangement with any director, officer or employee of each of Heritage and its Subsidiaries;

          (k) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by Heritage or any of its Subsidiaries for the benefit of the officers, directors or employees of Heritage or any of its Subsidiaries, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by Heritage or any of its Subsidiaries for the benefit of the employees of Heritage or any of its Subsidiaries (collectively, the "Heritage Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective IRS private rulings or determination letters obtained by or for the benefit of Heritage or any of its Subsidiaries;

          (l) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Heritage or any of its Subsidiaries to be responsible for special or consequential damages;

          (m) each Applicable Contract for the purchase of a depreciable or amortizable capital asset with a purchase price in excess of $250,000;

          (n) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Heritage or any of its Subsidiaries other than in the Ordinary Course of Business; and

          (o) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

    Copies of each document, plan or Contract listed and described on Schedule
4.18 are appended to such Schedule.

     Section 4.19 No Defaults. Except as set forth in Schedule 4.19, each material Contract identified or required to be identified in Schedule 4.18 is in full force and effect and is valid and enforceable in accordance with its terms. Each of Heritage and its Subsidiaries is, and at all times since January 1, 1994, has been, in full compliance with all applicable terms and requirements of each Contract under which any of Heritage or its Subsidiaries has or had any obligation or liability or by which Heritage or any of its Subsidiaries or any of the respective assets owned or used by them is or was bound where the failure to be in such full compliance had, or would reasonably be expected to have, a Material Adverse Effect on Heritage. To the Knowledge of Heritage, each other Person that has or had any obligation or liability under any Contract under which Heritage or any of its Subsidiaries has or had any rights is, and at all times since January 1, 1994, has been, in full compliance with all applicable terms and requirements of such Contract where the failure to be in such full compliance had, or would reasonably be expected to have, a Material Adverse Effect on Heritage. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Heritage, any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, any of which would reasonably be expected to have a Material Adverse Effect on Heritage. Neither Heritage nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract where such violation, breach or default had, or would reasonably be expected to have, a Material Adverse Effect on Heritage. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Heritage or any of the Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     Section 4.20 Insurance. Schedule 4.20 lists and briefly describes the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by Heritage or any of its Subsidiaries on the date hereof. Each such policy is, and Heritage will use its Best Efforts to keep each such policy, in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) until the Closing. All premiums due on such policies have been paid.

     Section 4.21 Compliance with Environmental Laws. (a) Except as set forth on Schedule 4.21, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Heritage or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of Heritage, Threatened, nor to the Knowledge of Heritage is there any factual basis for any of the foregoing, as a result of any asserted failure of Heritage or any of its Subsidiaries, or any predecessor thereof, to comply (or the assertion of liability even if in compliance) with any Legal Requirements designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the soil, land surface or subsurface strata, surface waters (including navigable waters, oceans waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource, any of which would reasonably be expected to have a

Material Adverse Effect on Heritage.

          (b) With respect to the real estate owned (including other real estate owned) or leased by Heritage or any of its Subsidiaries (the "Heritage Premises"), to the Knowledge of Heritage: (i) no part of the Heritage Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances (as defined below); (ii) except as disclosed in Schedule 4.21, the Heritage Premises do not contain, and have never contained, an underground storage tank; and (iii) the Heritage Premises do not contain and are not contaminated by any material quantity of a Hazardous Substance from any source. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., (S)9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant or waste, including, petroleum, asbestos, fiberglass, radon and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines and orders that:
(w) regulate air, water, soil and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition or management of any Hazardous Substance; (x) regulate or prescribe requirements for air, water or soil quality; (y) are intended to protect public health or the environment; or (z) establish liability for the investigation, removal or cleanup of, or damage caused by, any Hazardous Substance.

     Section 4.22  Regulatory Filings.  Since January 1, 1996, each of
Heritage and its Subsidiaries has filed in a timely manner all required filings with all Regulatory Authorities, including the Securities and Exchange Commission (the "SEC"), the Federal Reserve, the Federal Deposit Insurance Corporation and the Commissioner. To the Knowledge of Heritage, all such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 4.23 Fiduciary Powers. Each of the Subsidiaries of Heritage has properly administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law where the failure to so administer such accounts would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of Heritage or any of its respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account, where any such failures or inaccuracies would reasonably be expected to have a Material Adverse Effect.

     Section 4.24 Disclosure. No representation or warranty of Heritage in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     Section 4.25 Brokerage Commissions. Except as set forth on Schedule 4.25, none of Heritage or any of its Subsidiaries or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     Section 4.26 Approval Delays. To the Knowledge of Heritage, there is no reason why the granting of any of the regulatory approvals referred to in
Section 7.4 would be denied or unduly delayed.

     Section 4.27 Allowance for Loan and Lease Losses. The allowance for loan and lease losses shown on the Heritage Financial Statement, dated as of December 31, 1996 (and as shown on any Subsequent Heritage Financial Statement), to the Knowledge of Heritage, as of such date was (and will be as of the date of each such Subsequent Heritage Financial Statement) adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable Regulatory Authorities and based upon generally accepted accounting practices applicable to financial institutions. To the Knowledge of Heritage, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Heritage as of December 31, 1996 (and as of the date of any Subsequent Heritage Financial Statement), in excess of such reserve, was (and will be) fully collectible.

     Section 4.28 Indemnification. To the Knowledge of Heritage, except as set forth in Schedule 4.28, no action or failure to take action by any director, officer, employee or agent of Heritage or any of its Subsidiaries has occurred which would give rise to a claim or a potential claim by any such person for indemnification from Heritage or any of its Subsidiaries under the corporate indemnification provisions of Heritage or any of its Subsidiaries in effect on the date of this Agreement.

     Section 4.29 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between Heritage or any of its Subsidiaries and any officer, director or employee of Heritage or any of its Subsidiaries conform in all material respects to the applicable rules and regulations and requirements of all Regulatory Authorities which were in effect when such loans and other contractual arrangements were entered into. Except as disclosed in Heritage's most recent proxy statement to its shareholders, no officer, director or employee of Heritage or any of its Subsidiaries has any Material Interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Heritage or any of its Subsidiaries.

     Section 4.30 Pooling and Tax. To the Knowledge of Heritage, neither it nor any of its Subsidiaries has engaged in any act that would preclude or adversely affect the Merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization under Section 368(a) of the Code, and, to the Knowledge of Heritage, there is no basis or reason why the conditions set forth in Sections 8.12 and 9.11 will not be satisfied.

     Section 4.31 Stay Bonus Plan. Heritage has established a "stay bonus" plan pursuant to which Heritage may offer cash payments to such employees of Heritage and its Subsidiaries as it may choose in an effort to induce such employees to remain in the employment of Heritage or any of its Subsidiaries, but under the terms of which the aggregate payments made by Heritage may not exceed $1,000,000 (the "Stay Bonus Plan").


                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror hereby represents and warrants to Heritage as follows:

     Section 5.1 Acquiror Organization. Acquiror: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing under the laws of the State of Illinois and in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a bank holding company under the BHCA; (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted; and (d) owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than all of the issued and outstanding stock of the entities listed on Schedule 5.1.

     Section 5.2  Subsidiaries' Organization.  Each of Acquiror's
Subsidiaries is duly organized, validly existing and in good standing under the laws of the respective jurisdiction of their incorporation or formation. Each of Acquiror's Subsidiaries has full power and authority, corporate and otherwise, to own, operate and lease its respective properties as presently owned, operated and leased, and to carry on its respective business as it is now being conducted. The copies of the certificate or articles of incorporation or charter, bylaws or any other document of formation or governance of Acquiror's Subsidiaries and all amendments thereto are complete and correct and set forth on Schedule 5.2.

     Section 5.3 Authorization; Enforceability. (a) Each of Acquiror and Acquisition Corp has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Acquiror and Acquisition Corp, and the consummation by each of them of their respective obligations under this Agreement, have been authorized by all necessary corporate action (except for the approval by the stockholders of Acquiror), and this Agreement, subject to the receipt of such stockholder approval and all required regulatory approvals, constitutes a legal, valid and binding obligation of Acquiror and Acquisition Corp enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

     (b) Except as set forth on Schedule 5.3 and except for ordinary corporate requirements, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation or any provision contained in the certificate of incorporation or bylaws of Acquiror: (i) prohibits or restricts Acquiror's ability to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby; (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof; or (iii) would subject Acquiror to any material impediment or condition in connection with the exercise of any of its rights under this Agreement. Not less than 66-2/3% of the members of the Board of Directors of Acquiror has approved the execution of this Agreement.

     Section 5.4 No Conflict. Except as set forth on Schedule 5.4 and except where the occurrence of any of the following would not reasonably be expected to have a Material Adverse Effect on Acquiror, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with, or result in a violation of any provision of the articles of incorporation or charter, and the bylaws, of Acquiror or any of its Subsidiaries, or any resolution adopted by the board of directors or shareholders of Acquiror or any of its Subsidiaries; (b) contravene, conflict with, or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, other than any of the foregoing that would be satisfied by compliance with the provisions of the BHCA, the IBHCA, the Securities Act, the Exchange Act, the Illinois Act and the Illinois BCA; (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract to which Acquiror or any of its Subsidiaries is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by Acquiror or any of its Subsidiaries. Except as contemplated by clause (b) of this Section and as set forth in Schedule 5.4, neither Acquiror nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 5.5 Acquiror Capitalization. The authorized capital stock of Acquiror consists exclusively of: (a) 30,000,000 common shares, $.01 par value per share, of which (i) 20,072,442 shares were duly issued and outstanding, fully paid and non-assessable; (ii) 964,935 shares were issuable under the outstanding option agreements described on Schedule 5.5; and (iii) 664,707 shares were held by Acquiror as treasury stock, all as of December 31, 1997; and
(b) 1,000,000 preferred shares, no par value per share, none of which shares is issued or outstanding, but 300,000 of which are reserved for issuance under the Rights Plan. Except as set forth in this Section: (x) there are no unexpired or pending preemptive rights with respect to any shares of capital stock of Acquiror; (y) there are no outstanding securities of Acquiror which are convertible into or exchangeable for any shares of Acquiror's capital stock; and
(z) Acquiror is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of Acquiror. None of the shares of Acquiror Common Stock were issued in violation of any federal or state securities laws or any other Legal Requirement. Acquiror does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except as set forth on Schedule 5.5.

     Section 5.6 Subsidiary Capitalization. All of the issued and outstanding shares of capital stock of Acquiror's Subsidiaries are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable (collectively, the "Acquiror Subsidiary Shares"). Except as set forth on Schedule 5.6, Acquiror is and will be on the Closing Date the record and beneficial owner of 100% of the Acquiror Subsidiary Shares, free and clear of any lien or encumbrance whatsoever. The Acquiror Subsidiary Shares are and will be on the Closing Date freely transferable and are and will be on the Closing Date subject to no claim of right except pursuant to this Agreement. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of Acquiror's Subsidiaries. There are no outstanding securities of any of Acquiror's Subsidiaries which are convertible into or exchangeable for any shares of the capital stock of any of Acquiror's Subsidiaries nor is any of Acquiror's Subsidiaries a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of any of Acquiror's Subsidiaries. None of the Acquiror Subsidiary Shares was issued in violation of any federal or state securities laws or any other Legal Requirement. None of Acquiror's Subsidiaries owns or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except as set forth on Schedule 5.6.

     Section 5.7 Financial Statements and Reports. True, correct and complete copies of the following financial statements of Acquiror are included in Schedule 5.7:

          (a) for each of the years ended December 31, 1994, 1995 and 1996, Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows, and the footnotes thereto; and

          (b) for each of the quarters ended March 31, June 30 and September 30, 1997, the Consolidated Balance Sheets and the related Statements of Income, Statements of Changes in Stockholders' Equity and Statements of Cash Flows, and the footnotes thereto.

     The financial statements described in clause (a) above are audited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements described in clause (b) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented, subject to year-end audit adjustments (which changes in the aggregate would not reasonably be expected to have a Material Adverse Effect on Acquiror). Taken together, the financial statements described in clauses (a) and (b) above (collectively, the "Acquiror Financial Statements") fairly and accurately present in all material respects the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries as at the respective dates of and for the periods referred to in the Acquiror Financial Statements.

     Section 5.8 Books and Records. The books of account, minute books, stock record books and other records of Acquiror and its Subsidiaries are complete and correct in all material respects, and have been maintained in accordance with sound business practices and all material applicable Legal Requirements, including the maintenance of any adequate system of internal controls. The minute books of Acquiror and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of Acquiror and its Subsidiaries, respectively. At the Closing, all of those books and records will be in the possession of Acquiror or its Subsidiaries.

     Section 5.9 Title to Properties. Each of Acquiror and its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which it purports to own and which it depreciates or amortizes for purposes of its federal Tax Returns (including the other real estate owned), subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent Acquiror Financial Statement or on Schedule 5.9; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the Acquiror Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a Material Adverse Effect on Acquiror. Each of Acquiror and its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective material property leased by it. All buildings and structures owned by each of Acquiror and its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except where any such encroachment would not reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 5.10 Condition and Sufficiency of Assets. The material buildings, structures and equipment of Acquiror and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. The buildings, structures and equipment of Acquiror and its Subsidiaries are sufficient for the continued conduct of the business of Acquiror and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

     Section 5.11 Undisclosed Liabilities; Adverse Changes. Except as set forth in Schedule 5.11, neither Acquiror nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Acquiror Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Since the date of the latest Acquiror Financial Statement, no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on Acquiror and no facts or circumstances have been discovered by Acquiror from which it appears that there is a significant risk and reasonable probability that Acquiror will suffer a Material Adverse Effect.

     Section 5.12 Taxes. (a) Each of Acquiror and its Subsidiaries has duly filed or will duly file all Tax Returns required to be filed by it for all periods prior to the Closing Date, and each such Tax Return is complete and accurate in all material respects. Each of Acquiror and its Subsidiaries has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Acquiror or any of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, by setting up adequate reserves therefor, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no material claim or assessment pending or, to the Knowledge of Acquiror, Threatened against Acquiror or any of its Subsidiaries for any material Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by Acquiror or any of its Subsidiaries is presently being conducted or, to Acquiror's Knowledge, Threatened by any Regulatory Authority. Acquiror has delivered to Acquiror true, correct and complete copies of all Tax Returns previously filed by each of Acquiror and its Subsidiaries and any tax examination reports and statements of deficiencies assessed or agreed to for Acquiror or any of its Subsidiaries with respect to the last three fiscal years. Deferred taxes of Acquiror have been accounted for in accordance with generally accepted accounting principles. Neither Acquiror nor any of its Subsidiaries is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to any Person other than Acquiror or any of its Subsidiaries.

       (b) Except where any of the following would not reasonably be expected to result in a Material Adverse Effect on Acquiror, each of Acquiror and its Subsidiaries has withheld amounts from its employees, shareholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Schedule 5.12, has notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and has taken reasonable steps to insure that such employees, shareholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

     Section 5.13 Compliance With ERISA. (a) Except as set forth on Schedule 5.13, all employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by Acquiror or any of its Subsidiaries or to which Acquiror or any of its Subsidiaries contributes, are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. For purposes of this Section, non-compliance with the Code and ERISA is material if such non-compliance would reasonably be expected to have a Material Adverse Effect on Acquiror. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Acquiror or any of its Subsidiaries would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing, which amounts would be material to Acquiror or its Subsidiaries. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations which would be material to Acquiror or any of its Subsidiaries under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if Acquiror or any of its Subsidiaries withdrew from any such plan as of the Closing.

       (b) Except as set forth in Schedule 5.13, Acquiror neither maintains nor has entered into any Acquiror Employee Benefit Plan (as defined below) which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Acquiror or any of its Subsidiaries or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Acquiror or any of its Subsidiaries or of Acquiror as a result of the Contemplated Transactions or any related action thereafter. All payments and other compensation paid or payable by Acquiror or any of its Subsidiaries under this Agreement, any Acquiror Employee Benefit Plan or otherwise, to or for the benefit of any employee or director of Acquiror or any of its Subsidiaries, are in compliance with all applicable rules, regulations and bulletins promulgated by the Federal Deposit Insurance Corporation.

       (c) Except as set forth in Schedule 5.13, each of the Acquiror Employee Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Acquiror Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Acquiror), and, to the Knowledge of Acquiror, there exist no circumstances (other than circumstances caused by transactions contemplated in this Agreement or any related actions) likely to materially adversely affect the qualified status of any such Acquiror Qualified Plan.

       (d) There is no pending or, to the Knowledge of Acquiror, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Acquiror Employee Benefit Plans (or with respect to the administration of any of such plans) now or heretofore maintained by Acquiror or any of its Subsidiaries which allege violations of applicable state or federal law which are reasonably likely to result in a Material Adverse Effect on Acquiror or any such plan.

       (e) Schedule 5.13 describes any obligation that Acquiror or any of its Subsidiaries has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

       (f) All accrued contributions and other payments required to be made by Acquiror to any Acquiror Employee Benefit Plan through the Closing Date have been made or reserves adequate for such purposes have been set aside therefor and reflected on the Acquiror Financial Statements.

       (g) Acquiror has filed, and will continue to file in a timely manner, all returns/reports and etc. pertaining to each Acquiror Employee Benefit plan with the Internal Revenue Service, the Pension Benefit Guaranty Corporation and the Department of Labor. All such filings, as amended, were and will be complete and accurate in all material respects.

     Section 5.14 Compliance With Legal Requirements. Each of Acquiror and its Subsidiaries is, and at all times since January 1, 1994, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets where the failure to so comply had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by Acquiror or any of its Subsidiaries of, or a failure on the part of Acquiror or any of its Subsidiaries to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in either case of such clauses (a) or (b) above, that would reasonably be expected to have a Material Adverse Effect on Acquiror. Except as set forth on Schedule 5.14, neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible, or potential obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in either case of such clauses (x) or (y) above, that would reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 5.15 Legal Proceedings; Orders. Schedule 5.15 is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of Acquiror, Threatened against or affecting Acquiror or any of its Subsidiaries or any of their respective assets or businesses, or the Contemplated Transactions, during the past three years which had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror, and there is no fact known to Acquiror which would provide a basis for any Proceeding or Order which could have such an effect. To the Knowledge of Acquiror, no officer, director, agent, or employee of Acquiror or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of Acquiror or any of its Subsidiaries. Neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 1994, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement to which Acquiror or any of its Subsidiaries or any of their respective businesses or the assets owned or used by them, is or has been subject where such violation or failure would reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 5.16 Absence of Certain Changes and Events. Except as set forth in Schedule 5.16, since December 31, 1996, each of Acquiror and its Subsidiaries has conducted its business only in the Ordinary Course of Business and with respect to each there has not been any:

          (a) change in the authorized or issued capital stock (except as otherwise contemplated by this Agreement); grant of any stock option or right to purchase shares of capital stock of Acquiror or its Subsidiaries (except in the Ordinary Course of Business or otherwise in accordance with past compensation practices); issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by Acquiror or any of its Subsidiaries of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of the capital stock of Acquiror or any of its Subsidiaries (other than dividends paid by any of the Subsidiaries solely to Acquiror or dividends paid by Acquiror to its stockholders in accordance with past practice);

          (b) amendment to the certificate or articles of incorporation or charter, bylaws or any other document of formation or governance of Acquiror or any of its Subsidiaries (except as otherwise contemplated by this Agreement);

          (c) payment or increase by Acquiror or any of the Subsidiaries of any bonuses, salaries or other compensation to any shareholder, director, officer or employee (except for periodic payments or increases in the Ordinary Course of Business or otherwise in accordance with past compensation practices) or entry by Acquiror or any of its Subsidiaries into any employment, severance or similar Contract with any director, officer or employee;

          (d) adoption, material amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Acquiror Employee Benefit Plan (as defined below);

          (e) damage to or destruction or loss of any asset or property of Acquiror or any of its Subsidiaries not covered by insurance that had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror;

          (f) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement, or any material Contract (other than relating to a loan made by any of Acquiror's banking Subsidiaries in the Ordinary Course of Business) or transaction involving a total remaining commitment by or to Acquiror or any of its Subsidiaries of at least $2,000,000;

          (g) material change in any existing material lease of real or personal property;

          (h) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any material asset or property of Acquiror or any of its Subsidiaries or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Acquiror or any of its Subsidiaries except for tax and other liens which arise by operation of law and with respect to which payment is not past due, and except for pledges or liens: (i) required to be granted in connection with the acceptance by any of Acquiror's banking Subsidiaries of government deposits;
(ii) granted in connection with repurchase or reverse repurchase agreements; or
(iii) otherwise incurred in the Ordinary Course of Business;

          (i) incurrence of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

          (j) cancellation or waiver of any claims or rights with a value to Acquiror or any of its Subsidiaries in excess of $500,000 other than in the Ordinary Course of Business;

          (k) any investment in, or purchase of, a depreciable or amortizable capital asset exceeding $500,000, or aggregate investments of a capital nature exceeding $1,000,000 (other than in the Ordinary Course of Business);

          (l) transaction for the borrowing or loaning of monies, other than in the Ordinary Course of Business;

          (m) material change in the accounting methods used by Acquiror or any of its Subsidiaries; or

          (n) agreement, whether oral or written, by Acquiror or any of its Subsidiaries to do any of the foregoing.

    Section 5.17 Properties, Contracts, Employee Benefit Plans and Other Agreements. Schedule 5.17 lists or describes the following:

          (a) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Acquiror or any of its Subsidiaries in excess of $500,000;

          (b) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (c) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by Acquiror or any of its Subsidiaries with any other Person where the investment of Acquiror or any of its Subsidiaries is in excess of $500,000;

          (d) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Acquiror or any of its Subsidiaries or limit the freedom of Acquiror or any of its Subsidiaries to engage in any line of business or to compete with any Person;

          (e) any employment agreement or arrangement with any director, officer or employee of each of Acquiror and its Subsidiaries;

          (f) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by Acquiror or any of its Subsidiaries for the benefit of the officers, directors or employees of Acquiror or any of its Subsidiaries, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by Acquiror or any of its Subsidiaries for the benefit of the employees of Acquiror or any of its Subsidiaries (collectively, the "Acquiror Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective IRS private rulings or determination letters obtained by or for the benefit of Acquiror or any of its Subsidiaries;

          (g) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Acquiror or any of its Subsidiaries to be responsible for special or consequential damages; and

          (h) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

    Section 5.18 No Defaults. Except as set forth in Schedule 5.18, each material Contract of Acquiror is in full force and effect and is valid and enforceable in accordance with its terms. Each of Acquiror and its Subsidiaries is, and at all times since January 1, 1994, has been, in full compliance with all applicable terms and requirements of each Contract under which any of Acquiror or its Subsidiaries has or had any obligation or liability or by which Acquiror or any of its Subsidiaries or any of the respective assets owned or used by them is or was bound where the failure to be in such full compliance had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror. To the Knowledge of Acquiror, each other Person that has or had any obligation or liability under any Contract under which Acquiror or any of its Subsidiaries has or had any rights is, and at all times since January 1, 1994, has been, in full compliance with all applicable terms and requirements of such Contract where the failure to be in such full compliance had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Acquiror, any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, any of which would reasonably be expected to have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract where such violation, breach or default had, or would reasonably be expected to have, a Material Adverse Effect on Acquiror. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Acquiror or any of the Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     Section 5.19 Insurance. Schedule 5.19 lists and briefly describes the policies of insurance (including bankers blanket bond and insurance providing benefits for employees) owned or held by Acquiror or any of its Subsidiaries on the date hereof. Each such policy is, and Acquiror will use its Best Efforts to keep each such policy, in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) until the Closing. All premiums due on such policies have been paid.

    Section 5.20 Compliance with Environmental Laws. (a) Except as set forth on Schedule 5.20, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Acquiror or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of Acquiror, Threatened, nor to the Knowledge of Acquiror is there any factual basis for any of the foregoing, as a result of any asserted failure of Acquiror or any of its Subsidiaries, or any predecessor thereof, to comply (or the assertion of liability even if in compliance) with any Legal Requirements designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the soil, land surface or subsurface strata, surface waters (including navigable waters, oceans waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource, any of which would reasonably be expected to have a Material Adverse Effect on Acquiror.

          (b) With respect to the real estate owned (including other real estate owned) or leased by Acquiror or any of its Subsidiaries (the "Acquiror Premises"), to the Knowledge of Acquiror: (i) no part of the Acquiror Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances; (ii) except as disclosed in Schedule 5.20, the Acquiror Premises do not contain, and have never contained, an underground storage tank; and (iii) the Acquiror Premises do not contain and are not contaminated by any material quantity of a Hazardous Substance from any source.

     Section 5.21 Regulatory Filings. Since January 1, 1996, each of Acquiror and its Subsidiaries has filed in a timely manner all required filings with all Regulatory Authorities, including the SEC, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Commissioner. To the Knowledge of Acquiror, all such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

    Section 5.22 Fiduciary Powers. Each of the Subsidiaries of Acquiror has properly

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

administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law where the failure to so administer such accounts would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of Acquiror or any of its respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account, where any such failures or inaccuracies would reasonably be expected to have a Material Adverse Effect.

     Section 5.23 Disclosure. No representation or warranty of Acquiror in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 7.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

    Section 5.24 Brokerage Commissions. None of Acquiror or any of its Subsidiaries or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

    Section 5.25 Approval Delays. To the Knowledge of Acquiror, there is no reason why the granting of any of the regulatory approvals referred to in
Section 7.4 would be denied or unduly delayed.

    Section 5.26 Allowance for Loan and Lease Losses. The allowance for loan and lease losses shown on the Acquiror Financial Statement, dated as of December 31, 1996 (and as shown on any Subsequent Acquiror Financial Statement), to the Knowledge of Acquiror, as of such date was (and will be as of the date of each such Subsequent Acquiror Financial Statement) adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable Regulatory Authorities and based upon generally accepted accounting practices applicable to financial institutions. To the Knowledge of Acquiror, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Acquiror as of December 31, 1996 (and as of the date of any Subsequent Acquiror Financial Statement), in excess of such reserve, was (and will be) fully collectible.

    Section 5.27 Indemnification. To the Knowledge of Acquiror, except as set forth in Schedule 5.27, no action or failure to take action by any director, officer, employee or agent of Acquiror or any of its Subsidiaries has occurred which would give rise to a claim or a potential claim by any such person for indemnification from Acquiror or any of its Subsidiaries under the corporate indemnification provisions of Acquiror or any of its Subsidiaries in effect on the date of this Agreement.

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

     Section 5.28 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between Acquiror or any of its Subsidiaries and any officer, director or employee of Acquiror or any of its Subsidiaries conform in all material respects to the applicable rules and regulations and requirements of all Regulatory Authorities which were in effect when such loans and other contractual arrangements were entered into. Except as disclosed in Acquiror's most recent proxy statement to its stockholders, no officer, director or employee of Acquiror or any of its Subsidiaries has any Material Interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Acquiror or any of its Subsidiaries.

     Section 5.29 Pooling and Tax. To the Knowledge of Acquiror, neither it nor any of its Subsidiaries has engaged in any act that would preclude or adversely affect the Merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization under Section 368(a) of the Code, and, to the Knowledge of Acquiror, there is no basis or reason why the conditions set forth in Sections 8.12 and 9.11 will not be satisfied.

                                   ARTICLE 6

                              HERITAGE'S COVENANTS

     Section 6.1 Access and Investigation. (a) Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of Heritage and its Subsidiaries in accordance with the provisions of this Section. Acquiror and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of each of Heritage and its Subsidiaries and of their respective financial and legal condition as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of Heritage and its Subsidiaries. Upon request, each of Heritage and its Subsidiaries will furnish to Acquiror or its Representatives, attorneys' responses to auditors' requests for information regarding Heritage or any of its Subsidiaries, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided with respect to attorneys, such disclosure would not result in the waiver by Heritage or any of its Subsidiaries of any claim of attorney-client privilege), and will permit Acquiror or its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for Heritage or any of its Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Acquiror or its Representatives. No investigation by Acquiror shall affect the representations and warranties made by Heritage in this Agreement. This Section shall not require the disclosure of any information the disclosure of which to Acquiror would be prohibited by law.

          (b) Heritage shall allow a representative of Acquiror to attend as an observer: (i) all meetings of the Board of Directors of Heritage and its Subsidiaries; and (ii) all meetings of the committees of each such Board, including without limitation the audit and executive committees thereof, except for any such meeting if and to the extent that any amendment to this Agreement or the Stock Option Agreement or the merits of any Acquisition Transaction described in Section 6.7 hereof is discussed. Heritage shall give reasonable notice to Acquiror of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Heritage shall provide to Acquiror all information provided to the directors on all such Boards and committees in connection with all such meetings or otherwise provided to the directors. It is understood by the parties that Acquiror's representative will not have any voting rights with respect to matters discussed at these meetings and that Acquiror is not managing the business or affairs of Heritage. All information obtained by Acquiror at these meetings shall be treated in confidence as provided in Section 11.6.

     Section 6.2 Operations of Heritage. Between the date of this Agreement and the Closing Date, Heritage will, and will cause each of its Subsidiaries, to

          (a) conduct its respective business only in the Ordinary Course of Business;

          (b) use its Best Efforts to preserve intact its respective current business organization, keep available the services of the current officers, employees and agents and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it and will inform Acquiror as soon as it becomes aware of the potential loss or diminution in the relationship with any consequential customer, the term "consequential customer" to include the twenty largest loan, depository or trust customers;

          (c) confer with Acquiror concerning operational matters that would reasonably be expected to have a Material Adverse Effect on Heritage;

          (d) enter into loan and other business transactions only in accordance with its current credit and other internal policies (and not amend such policies except as may be required by any Regulatory Authority) and only on terms and conditions consistent with arm's-length transactions and conduct its investment activities and its asset liability management activities only in accordance with Heritage's current investment policies and asset liability management policies (and not amend such policies except as may be required by any Regulatory Authority);

          (e) consistent with past practice, maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

          (f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

          (g) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects; and

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

          (h) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply in all material respects with all Legal Requirements.

     Section 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, as set forth on Schedule 6.3, pursuant to an existing Contract disclosed in this Agreement or on Heritage's Schedules or pursuant to the Stay Bonus Plan, between the date of this Agreement and the Closing Date, Heritage will not, and will cause each of its Subsidiaries not to, without the prior written consent of Acquiror, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.17 is likely to occur other than those occurring in the Ordinary Course of Business or in a manner consistent with past practices.

     Section 6.4 Heritage Dividends. Beginning with the first calendar quarter of 1998 and for each succeeding calendar quarter thereafter prior to that calendar quarter in which the Effective Time shall occur, Heritage: (a) will not declare or pay any dividends or make any distributions with respect to outstanding Heritage Common Stock, except quarterly cash dividends which shall not exceed $0.11 per share; (b) except as provided below, will not declare or pay any dividends or make any distributions in any amount on Heritage Common Stock in the calendar quarter in which the Effective Time shall occur and in which the holders of Heritage Common Stock are entitled to receive regular quarterly dividends on the shares of Acquiror Common Stock into which the shares of Heritage Common Stock have been converted. It is the intent of clause (b) of this Section to provide that the holders of Heritage Common Stock will receive either payment of dividends on their shares of Heritage Common Stock as permitted under (a) of this Section or the payment of cash dividends as the holders of shares of Acquiror Common Stock received in exchange for the shares of Heritage Common Stock for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a permitted dividend as shareholders of Heritage and the payment of a cash dividend as the holders of the shares of Acquiror Common Stock received in exchange for the shares of Heritage Common Stock. In the event that Heritage does not declare and pay permitted dividends on its Heritage Common Stock in a particular calendar quarter because of Heritage's expectation that the Effective Time would occur in said calendar quarter wherein the holders of Heritage Common Stock would have become entitled to receive cash dividends for such calendar quarter on the shares of Acquiror Common Stock to have been exchanged for the shares of Heritage Common Stock, and the Effective Time does not in fact occur in said calendar quarter, then, as a result thereof, Heritage shall be entitled to declare and pay a permitted dividend (within the limitations of this Section) on said shares of Heritage Common Stock for said calendar quarter as soon as reasonably practicable.

     Section 6.5 Subsequent Heritage Financial Statements. As soon as available after the date hereof, Heritage will furnish Acquiror copies of the monthly unaudited consolidated balance sheets and profit and loss statements of Heritage prepared for its internal use for each month completed after the date of this Agreement and prior to the Closing, and all other financial reports or statements submitted by Heritage or any of its Subsidiaries to Regulatory Authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Heritage Financial Statements").

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

The Subsequent Heritage Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented. The Subsequent Heritage Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

     Section 6.6 Advice of Changes. Between the date of this Agreement and the Closing Date, Heritage will promptly notify Acquiror in writing if Heritage acquires Knowledge of any fact or condition that causes or constitutes a Breach of any of Heritage's representations and warranties as of the date of this Agreement, or if Heritage acquires Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Heritage will promptly deliver to Acquiror a supplement to the Schedules specifying such change. During the same period, Heritage will promptly notify Acquiror of the occurrence of any Breach of any covenant of Heritage in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

     Section 6.7 Certain Actions. (a) Neither Heritage (nor any of its Subsidiaries): (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to an Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or any of its Subsidiaries; or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral), regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. Heritage shall immediately instruct and otherwise use its Best Efforts to cause its Representatives (including any Representative of any of its Subsidiaries) to comply with such prohibitions. Heritage shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to such activities. Notwithstanding the foregoing, Heritage may provide information at the request of or enter into discussions or negotiations with a Person with respect to an Acquisition Transaction if the Board of Directors of Heritage determines, in good faith, that the exercise of its fiduciary duties to Heritage's shareholders under applicable law requires it to take such action, provided further, that Heritage may not, in any event, provide to such Person any information which it has not provided to Acquiror. Heritage shall promptly notify Acquiror orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Heritage in any document, including the Proxy Statement-Prospectus and the Registration Statement (as each such term is defined below), or other disclosure to the extent required by applicable law if, in the opinion of the Board of Directors of Heritage, disclosure is required under applicable law as to transactions contemplated hereby.

          (b) "Acquisition Transaction" shall, with respect to Heritage, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either Heritage or any significant subsidiary (as defined in Rule 1.02 of Regulation S-X of the SEC) (a "Significant Subsidiary") of Heritage, (ii) a purchase, lease or other acquisition of all or substantially all the assets of either Heritage or any Significant Subsidiary of Heritage, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 20% or more of the voting power of either Heritage or any Significant Subsidiary of Heritage, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by Heritage, (iv) a tender or exchange offer to acquire securities representing 20% or more of the voting power of Heritage, (v) a public proxy or consent solicitation made to shareholders of Heritage seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement that has been recommended by the Board of Directors of Heritage, (vi) the filing of an application or notice with the Federal Reserve or any other Regulatory Authority seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or
(vii) the making of a bona fide proposal to Heritage or its shareholders by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

     Section 6.8 Best Efforts; Cooperation. Heritage agrees to use its Best Efforts in good faith to satisfy the various covenants and conditions to Closing in this Article and Article 8, respectively, and to consummate the transactions contemplated hereby as promptly as possible. Heritage will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, Heritage will, and will cause each of its Subsidiaries to, cooperate with Acquiror with respect to all filings that Acquiror is required by Legal Requirements to make in connection with the Contemplated Transactions.

     Section 6.9 Information Provided to Acquiror. Heritage agrees that none of the information concerning Heritage or any of its Subsidiaries which is provided or to be provided by Heritage or any of its Subsidiaries to Acquiror for inclusion or which is included in the Registration Statement or Proxy Statement-Prospectus and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement-Prospectus, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement-Prospectus, or any amendment thereof or supplement thereto, at the time of the Heritage Special Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement-Prospectus shall be mailed. Notwithstanding the foregoing, Heritage shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries contained in the Registration Statement or the Proxy Statement-Prospectus or in any document submitted to, or other communication with, any Regulatory Authority.

     Section 6.10 Shareholders' Meeting. Heritage shall cause the Heritage Special Meeting to be held at the earliest practicable date after the Registration Statement has become effective and the Proxy Statement-Prospectus has been sent to Heritage's shareholders for the purpose of acting upon this Agreement. In connection with the Heritage Special Meeting and in accordance with the Illinois BCA, Heritage shall send to its shareholders at least 30 days prior to such meeting, notice of the Heritage Special Meeting together with the Proxy Statement-Prospectus which shall include a copy of this Agreement and a copy of Section 11.70 of the Illinois BCA governing the procedures for dissenting shareholders. Heritage shall recommend the approval of this Agreement and the Merger and shall solicit proxies voting in favor thereof from its shareholders.

     Section 6.11 Affiliate Letters. Heritage shall use its Best Efforts to obtain and deliver to Acquiror within five Business Days after the date hereof a signed representation letter substantially in the form of Exhibit D hereto from each executive officer and director of Heritage and each shareholder of Heritage who may reasonably be deemed an "affiliate" of Heritage within the meaning of such term as used in Rule 145 under the Securities Act and for purposes of qualifying for pooling of interests accounting treatment for the Merger, and shall use its Best Efforts to obtain and deliver to Acquiror a signed representation letter substantially in the form of Exhibit D from any person who becomes an executive officer or director of Heritage or any shareholder who becomes such an "affiliate" after the date hereof and shall use its Best Efforts to obtain and deliver such letter within five Business Days after such person achieves such status.

     Section 6.12 Heritage Stock Options. At the Effective Time, each Heritage Stock Option shall be converted into and represent an option solely to purchase shares of Acquiror Common Stock (a "Converted Stock Option"), increased to the nearest full share, determined by multiplying (i) the number of shares of Heritage Common Stock subject to such Heritage Stock Option immediately prior to the Effective Time by (ii) 0.7695, at a per share exercise price achieved by dividing the per share exercise price under such Heritage Stock Option by 0.7695 and rounding down to the nearest cent; provided, however, that each Heritage Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time, and shall be exercisable on the same terms and conditions as were applicable to the Heritage Stock Options. The number of shares of Acquiror Common Stock issuable pursuant to any Converted Stock Option shall also be adjusted to reflect any change made in the Exchange Ratio pursuant to Section 3.3 or otherwise. The Board of Directors of Heritage and the committee or committees established under the Heritage Stock Option Plans shall take such actions or make such determinations as may be required under such plans, subject to the approval of Acquiror, to effect the provisions of this Section.

     Section 6.13 Environmental Investigation. (a) Heritage shall engage an environmental consultant acceptable to Acquiror to conduct a preliminary ("Phase I") environmental assessment of each of the parcels of real estate used in the operation of the businesses of Heritage and any Heritage Subsidiary and any other real estate owned by Heritage or a Heritage Subsidiary (other than single family residences). The fees and expenses of the consultant with respect to the Phase I assessments shall be shared equally by Acquiror and Heritage. The consultant shall complete and deliver the Phase I assessments not later than 60 days after the date of this Agreement. If any environmental conditions are found, suspected, or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties of Heritage set forth herein without regard to any exceptions that may be contained in Heritage's Schedules, then the parties shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

          (b) Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All post-Phase I investigations or assessments (the cost of which shall be paid by Heritage), all work plans for any post-Phase I assessments or remediation, and any removal or remediation actions that may be performed, shall be mutually satisfactory to Acquiror and Heritage. If such work plans or removal or remediation actions would cost more than $3,000,000 (individually or in the aggregate on a tax affected basis) to complete, Acquiror and Heritage shall discuss a mutually acceptable modification of this Agreement. Acquiror and Heritage shall cooperate in the review, approval and implementation of all work plans.

          (c) If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Agreement, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which the Surviving Corporation and its Subsidiaries would be subject as owner of the property involved can be quantified, in good faith, and limited to an amount less than $3,000,000 (on a tax affected basis), then Acquiror may terminate this Agreement by the earlier to occur of (i) 120 days after the receipt of the Phase I assessments, or (ii) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the expiration of all statutory waiting periods.

     Section 6.14 Execution of the Stock Option Agreement. Simultaneously with the execution of this Agreement and as a condition thereto, Heritage shall execute and deliver the Stock Option Agreement, which grants to Acquiror an option to acquire up to 19.9% of the issued and outstanding shares of Heritage Common Stock upon the occurrence of certain circumstances, substantially in the form attached hereto as Exhibit E (the "Stock Option Agreement").

     Section 6.15 Capital Stock. Except for or as otherwise permitted in or contemplated by this Agreement, or the Stock Option Agreement, without the prior written consent of Acquiror, from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement,

Heritage shall not, and shall not enter into any agreement to, issue, sell or otherwise permit to become outstanding any additional shares of Heritage Common Stock, preferred stock, or any other capital stock of Heritage, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any such stock, other than pursuant to the Heritage Stock Option Plans, the aggregate number of shares of Heritage Common Stock covered by all existing grants being no more than 548,336 shares. No additional shares of Heritage Common Stock shall become subject to new grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     Section 6.16 Title to Real Estate. As soon as practical after the date hereof, but in any event no later than 60 days after the date hereof, Heritage shall obtain and deliver to Acquiror, with respect to all real estate owned or held pursuant to a ground lease by Heritage and its Subsidiaries, an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Company or such other title insurance company as is reasonably acceptable to Acquiror, showing fee simple title in Heritage or its Subsidiaries in such real estate or the appropriate leasehold interest of Heritage or its Subsidiaries subject only to liens, mortgages, security interests, encumbrances or charges of any kind except: (a) liens, mortgages, security interests or encumbrances or other charges as noted in the most recent Heritage Financial Statement or on Schedule 4.10; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the Heritage Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and which would not reasonably be expected to have a Material Adverse Effect on Heritage; and (e) the standard exceptions to title customarily contained in a policy on ALTA Owner's Form B. The cost of such preliminary title reports shall be shared equally by Heritage and Acquiror.

     Section 6.17 Pooling of Interests; Tax Treatment. Neither Heritage nor any of its Subsidiaries shall voluntarily take any action that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free or deferred to the shareholders of Heritage pursuant to Section 368(a) of the Code; provided, however, that Heritage, after consultation with Acquiror, may acquire additional treasury shares, provided further, that Heritage acquires and disposes of such shares in a manner that does not disqualify the Merger from being accounted for on a "pooling of interests" method of accounting.

                                   ARTICLE 7

                             ACQUIROR'S COVENANTS

     Section 7.1 Access and Investigation. Heritage and its Representatives shall, at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of Acquiror and its Subsidiaries in accordance with the provisions of this Section. Heritage and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of each of Acquiror and its Subsidiaries and their respective financial and legal condition as Heritage shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of Acquiror and its Subsidiaries. Upon request, Acquiror will furnish to Heritage or its Representatives, attorneys' responses to auditors' requests for information regarding Acquiror and its Subsidiaries and such financial and operating data and other information reasonably requested by Heritage (provided with respect to attorneys, such disclosure would not result in the waiver by Acquiror or any of its Subsidiaries of any claim of attorney-client privilege), and will permit Heritage or its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for Acquiror or its Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Heritage or its Representatives. No investigation by Heritage shall affect the representations and warranties made by Acquiror in this Agreement. This Section shall not require the disclosure of any information the disclosure of which to Heritage would be prohibited by law.

     Section 7.2 Operations of Acquiror. Between the date of this Agreement and the Closing Date, Acquiror will, and will cause each of its Subsidiaries, to

          (a) conduct its respective business only in the Ordinary Course of Business;

          (b) use its Best Efforts to preserve intact its respective current business organization, keep available the services of the current officers, employees and agents and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it and will inform Heritage as soon as it becomes aware of the potential loss or diminution in the relationship with any consequential customer, the term "consequential customer" to include the twenty largest loan, depository or trust customers;

          (c) confer with Heritage concerning operational matters that would reasonably be expected to have a Material Adverse Effect on Acquiror;

          (d) enter into loan and other business transactions only in accordance with its current credit and other internal policies (and not amend such policies except as may be required by any Regulatory Authority) and only on terms and conditions consistent with arm's-length transactions and conduct its investment activities and its asset liability management activities only in accordance with Acquiror's current investment policies and asset liability management policies (and not amend such policies except as may be required by any Regulatory Authority);

          (e) consistent with past practice, maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

          (f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

          (g) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects; and

          (h) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply in all material respects with all Legal Requirements.

     Section 7.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement or as set forth on Schedule 7.3 or pursuant to existing Contracts disclosed in this Agreement or on Acquiror's Schedules, between the date of this Agreement and the Closing Date, Acquiror will not, and will cause each of its Subsidiaries not to, without the prior written consent of Heritage, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.16 is likely to occur other than those occurring in the Ordinary Course of Business or in a manner consistent with past practices.

     Section 7.4 Regulatory Approvals. Except as otherwise provided in this Agreement, as promptly as practicable, but in no event later than 30 calendar days after the date of this Agreement, Acquiror will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all filings under the BHCA, the IHBCA and the Illinois
Act). Acquiror shall use its Best Efforts to pursue all necessary regulatory approvals; provided, however, that Acquiror shall have no obligation to accept non-standard conditions or restrictions with respect to the aforesaid approvals of Regulatory Authorities if it shall reasonably determine that such conditions or restrictions would be materially burdensome to Acquiror, the Surviving Corporation and/or their respective Subsidiaries. In the event of an adverse or unfavorable determination by any Regulatory Authority, or in the event the Merger is challenged or opposed by any Proceeding brought by any Regulatory Authority (including the Department of Justice), Acquiror shall use its Best Efforts to reverse such determination or resolve any such Proceeding without the imposition of any conditions or restrictions that would be materially burdensome to Acquiror, the Surviving Corporation and/or their respective Subsidiaries. If Acquiror is unsuccessful in such efforts, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by Acquiror. In advance of filing any of the documents required to be filed pursuant to this Section, Acquiror shall provide Heritage and its counsel with a copy of such documents and provide Heritage and its counsel a reasonable opportunity to comment thereon, and thereafter shall promptly advise, and provide copies to, Heritage and its counsel of any material communication received by Acquiror or its counsel from any Regulatory Authorities with respect to any of such documents.

     Section 7.5 SEC Registration. Acquiror shall file with the SEC as promptly as practicable, but in no event later than 45 calendar days after the execution of this Agreement, a Registration Statement on an appropriate form under the Securities Act covering Acquiror Common Stock to be issued pursuant to this Agreement and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a Proxy Statement-Prospectus thereto reasonably acceptable to Acquiror and Heritage (the "Proxy Statement-Prospectus"), prepared by Acquiror and Heritage for use in connection with the Special Meeting, all in accordance with the rules and regulations of the SEC. Acquiror shall, as promptly as practicable, but in no event later than 45 calendar days after the execution of this Agreement, make all filings required to obtain all Blue Sky permits, authorizations, consents or approvals required for the issuance of Acquiror Common Stock. In advance of filing any of the documents required to be filed pursuant to this Section, Acquiror shall provide Heritage and its counsel with a copy of such documents and provide Heritage and its counsel a reasonable opportunity to comment thereon, and thereafter shall promptly advise, and provide copies to, Heritage and its counsel of any material communication received by Acquiror or its counsel from any Regulatory Authorities with respect to any of such documents.

     Section 7.6 Authorization and Reservation of Acquiror Common Stock; Heritage Stock Options. (a) The board of directors of Acquiror shall, prior to the Effective Time, authorize and reserve the maximum number of shares of Acquiror Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

     (b) Acquiror agrees to assume and honor each of the Converted Stock
Options in accordance with their terms. Acquiror shall cause the shares of Acquiror Common Stock covered by such Converted Stock Options to be covered by an effective registration statement filed on Form S-8 with the SEC and such shares of Acquiror Common Stock shall be duly authorized and validly issued in compliance with all applicable federal and state securities laws, fully paid and nonassessable and not subject to or in violation of any preemptive rights. Acquiror shall at and after the Effective Time have reserved sufficient shares of Acquiror Common Stock for issuance with respect to such options. Acquiror shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

     Section 7.7 Indemnification. Except as may be limited by applicable law, Acquiror hereby agrees to maintain all rights of indemnification currently provided by Heritage and its Subsidiaries in favor of their current and former employees, directors, officers and agents on terms no less favorable than those provided in the articles of incorporation or bylaws of Heritage or any of its Subsidiaries or otherwise in effect on December 31, 1997 for a period of not less than four years from the Effective Time with respect to matters occurring prior to the Effective Time. In the event Acquiror or any of its successors or assigns (a) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation, merger or transaction, or (b) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that such surviving corporation or transferee and its successors and assigns assume the obligations set forth in this Section. Acquiror agrees that, prior to or at the Effective Time, it will provide under its directors' and officers' liability insurance prior acts and omissions coverage for current and former officers and directors of Heritage and its Subsidiaries for at least four years after the Effective Time.

     Section 7.8 Advice of Changes. Between the date of this Agreement and the Closing Date, Acquiror will promptly notify Heritage in writing if Acquiror acquires Knowledge of any fact or condition that causes or constitutes a Breach of any of Acquiror's or Acquisition Corp's representations and warranties as of the date of this Agreement, or if Acquiror acquires Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition requires any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Acquiror will promptly deliver to Heritage a supplement to the Schedules specifying such change. During the same period, Acquiror will promptly notify Heritage of the occurrence of any Breach of any covenant of Acquiror or Acquisition Corp in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article 9 impossible or unlikely.

     Section 7.9 Resolution of Heritage Employee Benefit Plans. Heritage and Acquiror shall cooperate in effecting the following treatment of the Heritage Employee Benefit Plans, except as mutually agreed upon by Acquiror and Heritage prior to the Effective Time:

          (a) At the Effective Time, Acquiror shall be substituted for Heritage as the sponsoring employer under those Heritage Employee Benefit Plans with respect to which Heritage or any of its Subsidiaries is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Heritage or its Subsidiary with respect to each such plan. Except as otherwise provided herein, each such plan and any Heritage Employee Benefit Plan sponsored by Heritage or any Heritage Subsidiary shall be continued in effect by Acquiror or any applicable Acquiror Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved to Acquiror or any applicable Acquiror Subsidiary under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. Heritage, each Heritage Subsidiary, and Acquiror will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

          (b) At or as promptly as practicable after the Effective Time as Acquiror shall reasonably determine, Acquiror shall provide, or cause any Acquiror Subsidiary to provide, to each employee of Heritage and any Heritage Subsidiary as of the Effective Time ("Heritage Employees") the opportunity to participate in each employee benefit plan and program maintained by Acquiror or the Acquiror Subsidiaries for similarly-situated employees (the "Acquiror Benefit Plans") provided that with respect to such Acquiror Benefit Plans, Heritage Employees shall be given credit for service with Heritage or any Heritage Subsidiary in determining eligibility for, vesting in and accrual of, benefits thereunder, but not for purposes of any benefit accruals under Acquiror's pension plan; and provided further that to the extent that the initial period of coverage for Heritage Employees under any Acquiror Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12-month period of coverage, Heritage Employees shall be given credit under the applicable Acquiror Benefit Plans for any deductibles and co-insurance payments made by such Heritage Employees under the Heritage Employee Benefit Plans during the balance of such 12-month period of coverage. Nothing in the preceding sentence shall obligate Acquiror to provide or cause to be provided any benefits duplicative to those provided under any Heritage Employee Benefit Plan continued pursuant to subparagraph (a) above. Except as otherwise provided in this Agreement, the power of Acquiror or any Heritage or Acquiror Subsidiary to amend or terminate any benefit plan or program, including any Heritage Employee Benefit Plan shall not be altered or affected. Moreover, this Agreement shall not constitute a contract of employment or create any rights, to be retained or otherwise, in employment at Acquiror, any Heritage Subsidiary or any Acquiror Subsidiary.

     Section 7.10 Data Processing Agreement. As a result of the Contemplated Transactions and Heritage's receipt of a letter dated July 14, 1997, from ALLTEL Financial Information Services, Inc., the current provider to Heritage and its Subsidiaries of data processing services ("ALLTEL"), Acquiror acknowledges and agrees to the delivery by Heritage to ALLTEL on or before February 1, 1998, of written notice by Heritage of its intent to terminate its current agreement with ALLTEL effective on or before December 31, 1998. Acquiror further acknowledges and agrees to the negotiation and execution by Heritage prior to March 31, 1998, of a new agreement for the provision of data processing services to Heritage and its Subsidiaries, which agreement shall be reasonably acceptable to Acquiror and which agreement will provide for a conversion of Heritage and its Subsidiaries to such new data processor on or before November 15, 1998, using a vendor reasonably acceptable to Acquiror.

     Section 7.11 Appointment of Directors. As soon as practicable after the Effective Time, Acquiror shall take such steps as may be necessary to add each Person named on Exhibit F as a director of Acquiror to serve for the longest term possible under Acquiror's certificate of incorporation or bylaws, and further, to cause each such Person to be nominated for re-election as a director of Acquiror after the expiration of such Person's first term of office.

     Section 7.12 Best Efforts. Acquiror agrees to use its Best Efforts in good faith to satisfy the various covenants and conditions to Closing in this Article and Article 9, respectively, and to consummate the transactions contemplated hereby as promptly as possible. Acquiror will not intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations or warranties contained herein to be or become untrue.

     Section 7.13 Stock Exchange Listing. Acquiror shall use its Best Efforts to list on the Nasdaq Stock Market, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued in the Merger.

     Section 7.14 Stockholders' Meeting. Acquiror shall cause a special and/or annual meeting of its stockholders (the "Acquiror Special Meeting") to be held at the earliest practicable date after the Registration Statement has become effective and the Proxy Statement-Prospectus has been sent to Acquiror's stockholders for the purpose of acting upon the actions contemplated by this Agreement that require the approval of Acquiror's stockholders. In connection with the Acquiror Special Meeting and in accordance with the Delaware General Corporation Law, Acquiror shall send to its stockholders at least 30 days prior to such meeting, notice of the Acquiror Special Meeting together with the Proxy Statement-Prospectus which shall include a copy of this Agreement. Acquiror shall recommend the approval of such actions required to be approved by its stockholders and shall solicit proxies voting in favor thereof from its stockholders.

     Section 7.15 Publication of Combined Financial Results. Acquiror shall use its Best Efforts to publish as soon as practicable, and shall publish no later than 90 days after the Effective Time, at least 30 days of post-Merger combined operations, combined sales and net income figures and any other financial information necessary as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 and any related accounting rules.

     Section 7.16 Pooling of Interests; Tax Treatment. Neither Acquiror nor any of its Subsidiaries shall voluntarily take any action that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free or deferred to the shareholders of Heritage pursuant to Section 368(a) of the Code; provided, however, that Acquiror, after consultation with Heritage, may acquire additional treasury shares, provided further, that Acquiror acquires and disposes of such shares in a manner that does not disqualify the Merger from being accounted for on a "pooling of interests" method of accounting. The exercise by Acquiror of its rights under the Stock Option Agreement shall not be deemed to be a violation of this Section.

                                   ARTICLE 8

     CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR AND ACQUISITION CORP

     The obligations of Acquiror and Acquisition Corp to consummate the Merger and to take the other actions required to be taken by each of Acquiror and Acquisition Corp at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

     Section 8.1 Accuracy of Representations and Warranties. All of Heritage's representations and warranties in this Agreement (considered collectively) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to any Schedules.

     Section 8.2 Heritage's Performance. All of the covenants and obligations that Heritage is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) must have been duly performed and complied with in all material respects.

     Section 8.3 Documents Satisfactory. All proceedings, corporate or other, to be taken by Heritage in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Acquiror and its counsel, and Heritage shall have made available to Acquiror for examination the originals or true and correct copies of all records and documents relating to the business and affairs of Heritage and its Subsidiaries which Acquiror may reasonably request in connection with said transactions.

     Section 8.4 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Heritage, or against any of Heritage's Affiliates, any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on Heritage.

     Section 8.5 Absence of Material Adverse Changes. From the date hereof to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on Heritage.

     Section 8.6 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or otherwise reasonably necessary in the opinion of Acquiror to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to Acquiror, and all applicable waiting periods shall have expired.

     Section 8.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of, or cause Heritage or any of Heritage's Affiliates to suffer any adverse consequence under: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority, where any of the foregoing would reasonably be expected to have a Material Adverse Effect on Heritage.

     Section 8.8 Registration Statement. The Registration Statement filed by Acquiror with the SEC with respect to the Acquiror Common Stock to be issued pursuant to this Agreement shall have become effective and no stop order proceedings with respect thereto shall be pending or

Threatened.

     Section 8.9 Corporate Approvals. This Agreement and the Contemplated Transactions shall have been duly and validly authorized as required by all applicable Legal Requirements by the shareholders of Heritage and the stockholders of Acquiror. Such approvals shall have been obtained in conformity with all applicable laws at meetings for which proxies are solicited in compliance with applicable laws and requirements.

     Section 8.10 Dissenting Shares. The total number of Dissenting Shares shall be no greater than 5% of the number of shares of Heritage Common Stock issued and outstanding immediately prior to the Effective Time.

     Section 8.11 Fairness Opinion. Prior to distribution of the Proxy Statement-Prospectus to the stockholders of Acquiror, an opinion shall have been received by Acquiror from Goldman Sachs & Co. to the effect that the consideration to be paid to Heritage's shareholders by Acquiror in connection with the Merger, from a financial point of view, is fair to Acquiror's stockholders and such opinion shall not have been withdrawn or materially modified prior to the Closing.

     Section 8.12 Pooling Opinion. Acquiror shall have received an opinion paid for by Acquiror from Ernst & Young to the effect that the Merger shall be accounted for on the "pooling of interests" method of accounting.

     Section 8.13 Tax Opinion. Acquiror shall have received the opinion described in Section 9.11 hereof.


                                   ARTICLE 9

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HERITAGE

     Heritage's obligation to consummate the Merger and to take the other actions required to be taken by Heritage at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Heritage, in whole or in part):

     Section 9.1 Accuracy of Representations and Warranties. All of the representations and warranties of Acquiror and Acquisition Corp in this Agreement (considered collectively) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to any Schedules.

     Section 9.2 Acquiror's Performance. All of the covenants and obligations that Acquiror and Acquisition Corp are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) must have been duly performed and complied with in all material respects.

     Section 9.3 Documents Satisfactory. All proceedings, corporate or other, to be taken by Acquiror in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Heritage and its counsel, and Acquiror shall have made available to Heritage for examination the originals or true and correct copies of all records and documents relating to the business and affairs of Acquiror and its Subsidiaries which Heritage may reasonably request in connection with said transactions.

     Section 9.4 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Acquiror, or against any of Acquiror's Affiliates, any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 9.5 Absence of Material Adverse Changes. From the date hereof to the Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 9.6 Consents and Approvals. Any consents or approvals required to be secured by either party by the terms of this Agreement or otherwise reasonably necessary in the opinion of Heritage to consummate the Contemplated Transactions shall have been obtained and shall be reasonably satisfactory to Heritage, and all applicable waiting periods shall have expired.

     Section 9.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of, or cause Acquiror or any of Acquiror's Affiliates to suffer any adverse consequence under: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority, where any of the foregoing would reasonably be expected to have a Material Adverse Effect on Acquiror.

     Section 9.8 Registration Statement. The Registration Statement filed by Acquiror with the SEC with respect to the Acquiror Common Stock to be issued pursuant to this Agreement shall have become effective and no stop order proceedings with respect thereto shall be pending or Threatened.

     Section 9.9 Directors' and Officers' Insurance Coverage. Acquiror shall have delivered to Heritage satisfactory evidence that commencing immediately after the Effective Time the officers and directors of Heritage and its Subsidiaries are covered for events occurring after the Effective Time under Acquiror's directors' and officers' liability insurance policy, in a manner consistent with Section 7.7.

     Section 9.10 Fairness Opinion. Prior to distribution of the Proxy Statement-Prospectus to the shareholders of Heritage, an opinion shall have been received by Heritage from McDonald &

Company Securities, Inc. to the effect that the consideration to be received by Heritage's shareholders from Acquiror in connection with the Merger, from a financial point of view, is fair to Heritage's shareholders and such opinion shall not have been withdrawn or materially modified prior to the Closing.

     Section 9.11  Tax Opinion.  At Acquiror's expense, Acquiror and
Heritage shall have received a written opinion of Hinshaw & Culbertson addressed to Acquiror and Heritage, dated the Closing Date, subject to the customary representations and assumptions referred to therein, and substantially to the effect that: (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that Acquiror and Heritage will each be a party to the reorganization; (b) the exchange in the Merger of Acquiror Common Stock for Heritage Common Stock will not give rise to the recognition of any income, gain or loss to Acquiror, Heritage or the shareholders of Heritage with respect to such exchange (except, with respect to the shareholders of Heritage, to the extent of any cash paid in lieu of fractional shares and except for treatment of the inter-company tax liability referred to in Section 2.1); (c) the adjusted tax basis of the Acquiror Common Stock received by Heritage shareholders who exchange all of their Heritage Common Stock in the Merger will be the same as the adjusted tax basis of the shares of the Heritage Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (d) the holding period of the shares of Acquiror Common Stock received in the Merger will include the period during which the shares of Heritage Common Stock surrendered in exchange therefor were held, provided such shares of Heritage Common Stock were held as capital assets at the Effective Time.


                                  ARTICLE 10

                                  TERMINATION

     Section 10.1 Reasons for Termination and Abandonment. This Agreement may, by prompt written notice given to the other parties prior to or at the Closing, be terminated:

          (a) by mutual consent of the boards of directors of Heritage, Acquiror and Acquisition Corp;

          (b) by either Acquiror or Heritage if: (i) a Breach of any provision of this Agreement has been committed by the other party; (ii) such Breach has had, or would reasonably be expected to have, a Material Adverse Effect upon the non-breaching party or its shareholders if the Closing were to occur; (iii) such Breach has not been waived; and (iv) such Breach cannot be or is not cured within 30 days after written notice is delivered to the breaching party, provided, however, in no case shall Acquiror be permitted to terminate this Agreement as a result of any Breach by Acquisition Corp, and provided further, that the condition set forth in clauses (iii) and (iv) of this paragraph need not be satisfied to terminate this Agreement if such Breach was the result of any intentional or grossly negligent: (A) action, (B) failure to act or (C) misrepresentation, of or by the breaching party;

          (c) by Acquiror if: (i) any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror or Acquisition Corp to comply with its respective obligations under this Agreement); (ii) the failure to satisfy such condition would reasonably be expected to have a Material Adverse Effect upon Acquiror or its stockholders or Heritage or its shareholders if the Closing were to occur; and (iii) Acquiror has not waived such condition on or before the Closing Date, provided, however, that the condition set forth in clause (iii) of this paragraph need not be satisfied to terminate this Agreement if such Breach was the result of any intentional or grossly negligent: (A) action, (B) failure to act or (C) misrepresentation, of or by Heritage;

          (d) by Heritage if: (i) any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Heritage to comply with its obligations under this Agreement); (ii) the failure to satisfy such condition would reasonably be expected to have a Material Adverse Effect upon Acquiror or its stockholders or Heritage or its shareholders if the Closing were to occur; and (iii) Heritage has not waived such condition on or before the Closing Date, provided, however, that the condition set forth in clause (iii) of this paragraph need not be satisfied to terminate this Agreement if such Breach was the result of any intentional or grossly negligent: (A) action, (B) failure to act or (C) misrepresentation, of or by Acquiror or Acquisition Corp;

          (e) by either Acquiror or Heritage if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date which is nine months after the date of this Agreement, or twelve months after the date of this Agreement in the event a protest is filed with the Regulatory Authorities alleging the failure of either party to comply with the Community Reinvestment Act of 1977, as amended, or such later date as the parties may agree upon;

          (f) by Acquiror pursuant to the provisions of Section 6.13; and

          (g) by Heritage pursuant to the provisions of Section 3.2.

In the event either Acquiror or Heritage elects to effect any termination pursuant to Sections 10.1(b) -10.1(g) above, it shall give written notice to the other specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

     Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement (except those set forth in Sections 10.3, 10.4 and 11.6 and any other obligations set forth herein that are expressly stated to survive any such termination) will terminate, provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

          Section 10.3 Payment to Acquiror. If the Merger contemplated herein is not consummated because Heritage willfully Breaches any of its representations, warranties, covenants or obligations under this Agreement, unless such Breach is a result of the failure by Acquiror or Acquisition Corp to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, then, in addition to any other legal remedies available to Acquiror, Heritage shall pay to Acquiror, upon its written demand, an amount equal to Acquiror's costs and expenses incurred in connection with this Agreement, provided, however, that such amount shall in no event be greater than $1,000,000. Notwithstanding anything contained herein or in the Stock Option Agreement to the contrary, Acquiror agrees that it shall have no further legal or equitable remedy available to it as a result of any Breach by Heritage if Acquiror has exercised all or any part of the Option granted under the Stock Option Agreement, provided, however, that the provisions of this Section shall in no way limit Acquiror's rights against any third party who is neither an Affiliate nor a Representative of Heritage.

          Section 10.4 Payment to Heritage. If the Merger contemplated herein is not consummated because Acquiror willfully Breaches any of its representations, warranties, covenants or obligations under this Agreement, unless such Breach is a result of the failure by Heritage to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder, then, in addition to any other legal remedies available to Heritage, Acquiror shall pay to Heritage, upon its written demand, an amount equal to Heritage's costs and expenses incurred in connection with this Agreement (including any amounts paid in contemplation of the Closing), provided, however, that such amount shall in no event be greater than $1,000,000.

                                  ARTICLE 11
                                 MISCELLANEOUS

          Section 11.1 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

          Section 11.2 Assignments, Successors and No Third Party Rights. None of the parties to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those Persons who are clearly contemplated to receive the benefits of Acquiror's covenants in Sections 7.6, 7.7 and 7.9, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

          Section 11.3 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          Section 11.4 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, provided, however, that Acquiror and Heritage agree to bear and pay one-half of the costs in connection with the printing and mailing of the Registration Statement and the Proxy Statement-Prospectus. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by the other party.

          Section 11.5 Publicity. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Acquiror and Heritage shall jointly determine. Unless consented to by the other in advance or required by Legal Requirements, prior to the Closing neither Acquiror nor Heritage shall, and shall cause each of its respective Subsidiaries to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Heritage and Acquiror will consult with each other concerning the means by which their respective employees, customers and suppliers and others having dealings with either of them and their respective Subsidiaries will be informed of the Contemplated Transactions.

          Section 11.6 Confidentiality. Between the date of this Agreement and the Closing Date, each of Acquiror and Heritage will maintain in confidence, and will cause each of its respective Representatives to maintain in confidence, and not use to the detriment of the other or its Subsidiaries any written, oral, or other information obtained in confidence from the other of any of its Subsidiaries in connection with this Agreement or the Contemplated Transactions, unless: (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

          Section 11.7 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid:

     (a)  If to Acquiror, to:

          First Midwest Bancorp, Inc.
          300 Park Boulevard, Suite 405
          Itasca, Illinois  60143-0459
          Telephone:  (630) 875-7455
          Telecopier: (630) 875-7474
          Attention:  Mr. Robert P. O'Meara
                      President

          with copies to:

          Hinshaw & Culbertson
          222 North LaSalle Street, Suite 300
          Chicago, Illinois  60603
          Telephone:  (312) 704-3852
          Telecopier: (312) 704-3001
          Attention:  Timothy M. Sullivan, Esq.

     (b)  if to Heritage, to:

          Heritage Financial Services, Inc.
          12015 South Western Avenue
          Blue Island, Illinois  60406
          Attention:  Richard T. Wojcik
                      Chairman and Chief Executive Officer
          Telephone:  (708) 385-2900
          Telecopier: (708) 385-2926

          with copies to:

          Barack Ferrazzano Kirschbaum Perlman & Nagelberg
          333 West Wacker
          Suite 2700
          Chicago, Illinois  60606
          Attention:  John E. Freechack, Esq.
          Telephone:  (312) 984-3100

          Telecopier: (312) 984-3193

     and to:

          Joel S. Corwin, Esq.
          Two First National Plaza
          20 South Clark Street, Suite 2200
          Chicago, Illinois 60603
          Telephone:  (312) 357-0100
          Telecopier: (312) 357-0333

or to such other Person or place as Heritage shall furnish to Acquiror or Acquiror shall furnish to Heritage in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section, five Business Days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (d) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

          Section 11.8 Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties, provided, however, that the provisions of that certain Confidentiality Agreement dated as of November 19, 1997, between McDonald & Company Securities, Inc., as agent for Heritage, and Acquiror shall only terminate concurrently with the Closing, if any, and otherwise shall only terminate in accordance with its terms.

          Section 11.9 Modification. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

          Section 11.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

          Section 11.11 Further Assurances. The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          Section 11.12 Jurisdiction and Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Illinois, County of Cook or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of the State of Illinois, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          Section 11.13 Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                     [THIS SPACE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.


ATTEST                                 HERITAGE FINANCIAL SERVICES, INC.


By:  /s/ RONALD P. GROEBE              By:  /s/ RICHARD T. WOJCIK
     ---------------------                  ---------------------------------
     Ronald P. Groebe                       Richard T. Wojcik
     Secretary                              Chairman and Chief Executive Officer


ATTEST                                 FIRST MIDWEST ACQUISITION
                                       CORPORATION


By:  /s/ JAMES M. ROOLF                By:  /s/ DONALD J. SWISTOWICZ
     --------------------                   ---------------------------------
     Name:   JAMES M. ROOLF               Name:   DONALD J. SWISTOWICZ
             --------------------                 ---------------------------
     Title:  SR. V.P. & CORP. SEC         Title:  EXECUTIVE V.P.
             --------------------                 ---------------------------


ATTEST                                FIRST MIDWEST BANCORP, INC.


By:  /s/ JAMES M. ROOLF                By:  /s/ DONALD J. SWISTOWICZ
     ------------------------               ---------------------------------
     Name:   JAMES M. ROOLF               Name:   DONALD J. SWISTOWICZ
             --------------------                 ---------------------------
     Title:  SR. V.P. & CORP. SEC         Title:  EXECUTIVE V.P.
             --------------------                 ---------------------------